UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Summer Infant, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

SUMMER INFANT, INC.

1275 Park East Drive

Woonsocket, Rhode Island 02895

NOTICE OF
2014 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2014 Annual Meeting of Stockholders of Summer Infant, Inc. will be held at 8:00 a.m. (local time) on Wednesday, August 13, 2014, at The Crowne Plaza, located at 801 Greenwich Avenue, Warwick, Rhode Island 02886, to consider and act upon the following matters:

1.                                      To elect three director nominees for a one-year term expiring at the 2015 annual meeting of stockholders, and until their respective successors are duly elected and qualified;

2.                                      To approve and adopt amendments to our 2012 Incentive Compensation Plan, including to increase the number of shares available for issuance thereunder from 500,000 shares to 1,100,000 shares;

3.                                      To approve, on an advisory basis, the 2013 compensation of our named executive officers;

4.                                      To ratify the selection of McGladrey LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending December 31, 2014; and

5.                                      To transact such other business as may properly come before the meeting or any adjournments or postponements of thereof.

Only stockholders of record at the close of business on June 24, 2014 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting and vote in person.  To assure your representation at the meeting, however, you are urged to vote by proxy as soon as possible by mail by following the instructions on the proxy card or, if applicable, via the internet.  You may vote in person at the meeting even if you have previously returned a proxy.

By Order of the Board of Directors,

Carol Bramson
Chief Executive Officer

Woonsocket, Rhode Island

June 27, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 13, 2014. The proxy materials relating to the 2014 Annual Meeting of Stockholders, including the proxy statement, our 2013 Annual Report and proxy card, are available at no cost in the Investor Relations section of our website at www.summerinfant.com. You may also request copies of the proxy materials from our company as described in the enclosed proxy statement.

SUMMER INFANT, INC.

1275 Park East Drive

Woonsocket, RI 02895

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is being furnished to you in connection with the solicitation by the Board of Directors of Summer Infant, Inc., a Delaware corporation (“we” or the “company”) of proxies in the accompanying form to be used at the 2014 Annual Meeting of Stockholders to be held at 8:00 a.m. (local time) on Wednesday, August 13, 2014, and at any adjournments or postponements thereof (the “2014 Annual Meeting”). Our Board of Directors has fixed June 24, 2014 as the record date for determining those stockholders entitled to receive notice of, and to vote at, the 2014 Annual Meeting.  Only stockholders of record at the close of business on June 24, 2014 will be entitled to vote at the 2014 Annual Meeting.  We intend to first mail or give this proxy statement and the accompanying proxy card to all stockholders entitled to vote on or about July 1, 2014.

Questions and Answers about the Proxy Materials and the 2014 Annual Meeting

What is the purpose of the 2014 Annual Meeting?

At the 2014 Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

•                  The election of three director nominees for a one-year term expiring at the 2015 annual meeting of stockholders, and until their respective successors are duly elected and qualified;

•                  The approval and adoption of amendments to our 2012 Incentive Compensation Plan, including an amendment to increase the number of shares available for issuance thereunder from 500,000 shares to 1,100,000 shares;

•                  The approval, on an advisory basis, of the 2013 compensation of our named executive officers;

•                  The ratification of the selection of McGladrey LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending December 31, 2014; and

•                  To transact such other business as may properly come before the meeting or any adjournments or postponements of thereof.

How does the Board recommend that I vote on the proposals?

If no instructions are indicated on your signed proxy card, the proxy-holders will vote in accordance with the recommendations of the Board. Our Board recommends that you vote:

•                  “FOR” the election of the director nominees named in this proxy statement;

•                  “FOR” the approval and adoption of amendments to our 2012 Incentive Compensation Plan, including the amendment to increase the number of shares available for issuance thereunder from 500,000 shares to 1,100,000 shares;

•                  “FOR” the approval, on an advisory basis, of the 2013 compensation of our named executive officers; and

•                  “FOR” the proposal to ratify the selection of McGladrey LLP, an independent public accounting firm, as the independent auditor of our company for the year ending December 31, 2014.

Will there be any other items of business on the agenda?

At present, management knows of no additional business to be presented at the 2014 Annual Meeting, but if other business is presented, the persons named in the proxy card and acting under the proxy card will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

Who is entitled to vote at the 2014 Annual Meeting?

Only stockholders of record at the close of business on June 24, 2014 may vote at the 2014 Annual Meeting. As of the close of business on June 24, 2014, there were 17,992,205 shares of common stock outstanding, all of which are entitled to vote at the meeting.  Each full share of common stock entitles the holder of that share to one vote on all matters properly brought before the 2014 Annual Meeting.  At present, our common stock is the only class of our capital stock that is issued and outstanding.

How do I vote my shares?

Stockholders can vote in person at the 2014 Annual Meeting or by proxy.  If you vote by proxy, the individuals named on the proxy card as your representatives will vote your shares in the manner you indicate.  You may specify whether your shares should be voted “FOR” the director nominees, or you may indicate that you “WITHHOLD” your vote with respect to a nominee.  You may also specify whether your shares should be voted “FOR” or “AGAINST,” or whether you “ABSTAIN” from voting on, the other proposals to be presented at the 2014 Annual Meeting.  You may vote your shares of common stock by any of the following methods:

By Mail - Stockholders who receive a proxy card may vote by mail and should complete, sign and date their proxy cards and mail them in the pre-addressed envelopes that accompany the delivery of proxy cards.  Proxy cards submitted by mail must be mailed by the date shown on the proxy card or the deadline imposed by your bank, broker or other agent for your shares to be voted.

On the Internet - We have established internet voting procedures for stockholders of record.  These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded. The website for Internet voting is http://www.cstproxyvote.com. Please have your proxy card handy when you go to the website. You will be able confirm that your instructions have been properly recorded. If you vote on the internet, you also can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day until 7:00 p.m., Eastern Daylight Time, on August 12, 2014.  The availability of internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record.  We therefore recommend that you follow the voting instructions in the materials you receive. If you vote on the internet, you do not have to return your proxy.

In Person - Shares held in your name as the stockholder of record may be voted by you in person at the 2014 Annual Meeting.  Shares held in “street name” may be voted by you in person at the 2014 Annual Meeting only if you obtain a “legal proxy” from the bank, broker or other agent that holds your shares, which “legal proxy” grants you the right to vote the shares.  You must present that “legal proxy” to attend the 2014 Annual Meeting and to be entitled to vote in person shares that are held for you in “street name.”

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Shares held in “street name” by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote those shares on a proposal are referred to as “broker non-votes.”  Under current rules, brokers, banks or other nominees may not vote and have no discretionary authority to vote shares on the election of directors, executive compensation matters and other governance matters, or “non-routine” matters, unless they receive specific voting instructions from their clients.

Your bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposal No. 4 to ratify the selection of our independent auditors.

If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on the election of directors, the approval of the amendments to our stock option plan, or the approval of 2013 compensation of our named executive officers. Accordingly, for your vote to be counted, you now will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the 2014 Annual Meeting.  Accordingly, we encourage you to vote promptly, even if you plan to attend the 2014 Annual Meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the 2014 Annual Meeting. A proxy may be revoked at any time prior to its exercise:

•            by submitting a written notice revoking that proxy, addressed to our Secretary at our principal office at 1275 Park East Drive, Woonsocket, Rhode Island 02895,

•            if you submitted your proxy on the internet, you may change your vote or revoke your proxy with a later internet proxy, or

•                  at the 2014 Annual Meeting prior to the taking of a vote.

Any stockholder entitled to vote at the 2014 Annual Meeting may attend the meeting and vote in person on any matter presented for a vote to our stockholders at the meeting, whether or not that stockholder has previously given a proxy.  However, attendance at the 2014 Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the 2014 Annual Meeting.  If you hold your shares in “street name” and have instructed your broker, bank or other nominee to vote your shares for you, you must follow directions received from your broker, bank or other nominee to change those instructions.

What constitutes a quorum?

The representation in person or by proxy of at least a majority of the shares of common stock entitled to vote at the 2014 Annual Meeting is necessary to establish a quorum for the transaction of business.  Abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present for the transaction of business at the 2014 Annual Meeting.

What is the vote required for a proposal to pass?

•                  Proposal No. 1 — Election of directors: The affirmative vote of a plurality of the shares of our common stock represented in person or by proxy at the 2014 Annual Meeting and entitled to vote is necessary for the election of directors. With regard to this proposal, shares which are entitled to vote but abstain from voting on a matter will be excluded from the vote and will have no effect on its outcome.

•                  Proposal No. 2 - Approval and Adoption of Amendments to our 2012 Incentive Compensation Plan: The affirmative vote of the majority of shares present in person or represented by proxy at the 2014 Annual Meeting and entitled to vote is required for approval.

•                  Proposal No. 3 — Say on Pay: Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. The affirmative vote of the majority of shares present in person or represented by proxy at the 2014 Annual Meeting and entitled to vote is required for approval.

•                  Proposal No. 4 — Ratification of the selection of our independent auditors: The affirmative vote of the majority of shares present in person or represented by proxy at the 2014 Annual Meeting and entitled to vote is required for approval.

With regard to Proposals No. 2, 3, and 4, shares which are entitled to vote at the 2014 Annual Meeting but abstain from voting on a matter will have the effect of a vote cast against such proposals.

Who will pay the costs of soliciting proxies and how are proxies solicited?

Proxies in the form enclosed are solicited by our Board of Directors.  Solicitation of proxies will be made initially by mail.  Proxies may also be solicited personally, by telephone, e-mail or by facsimile transmission by our directors, officers and other employees. We may also engage a paid proxy solicitor to assist in the solicitation.

Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of our common stock held in their names.  We will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of our management, mail material to, or otherwise communicate with, the beneficial owners of our common stock held of record by those brokers, custodians, nominees or other fiduciaries.

Annual Report and Other Matters

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Through our website, www.summerinfant.com, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Forms 3, Form 4, and Form 5 of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Exchange Act.  We will also provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, as filed with the SEC.  Any exhibits listed in the Annual Report on Form 10-K, as amended, also will be furnished, upon request, at the actual expense we incur in furnishing such exhibits.  Any such requests should be directed to our Secretary at our executive offices at 1275 Park East Drive, Woonsocket, Rhode Island 02895, telephone:  (401) 671-6550.

Attending the 2014 Annual Meeting

Only stockholders and our invited guests are permitted to attend the 2014 Annual Meeting.  To gain admittance, you must bring a form of personal identification to the meeting, where your name will be verified against our stockholder list.  If a nominee holds your shares and you plan to attend the 2014 Annual Meeting, you should bring a brokerage statement showing your ownership of the shares as of the record date or a letter from the nominee confirming such ownership, and a form of personal identification.  If you wish to vote your shares that are held by a nominee at the meeting, you must obtain a proxy from your nominee and bring such proxy to the meeting.

Householding of Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of these proxy materials may have been sent to multiple stockholders in each household.  We will promptly deliver a separate copy of these proxy materials to any stockholder upon written or verbal request to us at our principal office at 1275 Park East Drive, Woonsocket, Rhode Island 02895, telephone: (401) 671-6550.  Any stockholder who wants to receive separate copies of proxy materials in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact that stockholder’s bank, broker, or other nominee record holder, or that stockholder may contact us at the address and phone number set forth above.

Stockholder Proposals for 2015 Annual Meeting

Stockholder proposals for inclusion in our proxy statement:  If a stockholder wishes to present a proposal to be included in our proxy statement and form of proxy for our 2015 annual meeting of stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC and namely, Rule 14a-8 promulgated under the Exchange Act.  One of the requirements is that the proposal must be received by our Secretary at our corporate offices in Woonsocket, Rhode Island, no later than the close of business on March 3, 2015, which is 120 calendar days before July 1, 2015, the anniversary date that this proxy statement was released to stockholders in connection with the 2014 Annual Meeting.  Such proposal must also comply with the applicable requirements as to form and substance established by the SEC if those proposals are to be included in the proxy statement and form of proxy.  If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of the 2014 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials.

Other stockholder proposals: Our amended and restated bylaws establish an advance notice procedure with regard to other stockholder proposals, including nominations for the election of directors and business proposals to be brought before an annual meeting of stockholders by any stockholder, other than matters included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act.  For any nominations or any other business to be properly brought before an annual meeting of stockholders, the stockholder must give timely notice.  Such notice will be considered timely if we receive notice of such proposed director nomination or the proposal of other business at our corporate offices in Woonsocket, Rhode Island, not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the date of the 2015 annual meeting of stockholders; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors has currently set the number of directors at eight.  Historically, under our certificate of incorporation, our Board of Directors (the “Board”) was divided into three classes as nearly equal in number as possible, with each class of directors elected to serve three-year staggered terms.  At our 2013 annual meeting of stockholders, our stockholders approved a phased-in declassification of our Board.  Beginning with the 2014 Annual Meeting and in each following year, directors whose term expires at the meeting will be elected for a one-year term.  Therefore, our Board will be fully declassified beginning with our 2016 annual meeting.

At the 2014 Annual Meeting, the term of our current Class A directors, Max Batzer, Derial Sanders and Robert Stebenne, expires.  The term of our current Class B directors expires at the 2015 annual meeting of stockholders and the term of our current Class C directors expires at the 2016 annual meeting of stockholders.

In May 2014, Mr. Batzer notified our Board of Directors that he would not stand for re-election to our Board of Directors at the 2014 Annual Meeting.  Our Board of Directors, based on the recommendation of its Nominating/Governance Committee, has nominated Messrs. Sanders and Stebenne for re-election as directors and nominated Stephen J. Zelkowicz for election as a director at the 2014 Annual Meeting, each to serve for a one-year term ending at our 2015 annual meeting of stockholders and until their successors are duly elected and qualified.

Each nominee has consented to be named in this proxy statement and to serve if elected.  If, prior to the meeting, any nominee should become unavailable to serve, the shares of our common stock represented by a properly executed and returned proxy will be voted for such other person as shall be designated by our Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with our amended and restated bylaws.

The names, ages, independent status, terms of office and biographical information for our current directors and director nominees is set forth below.  Information regarding their ownership of shares of our common stock as of June 24, 2014 may be found at “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Position Held	Term Expires at Annual Meeting Held for the Year

Dan Almagor	60	Chairman of the Board	2016
Max Batzer	70	Director	2014
Carol E. Bramson	50	Chief Executive Officer; Director	2016
Marty Fogelman	70	Director	2015
Jason P. Macari	52	Director	2016
Derial H. Sanders	71	Director	2014
Robert Stebenne	61	Director	2014
Richard Wenz	64	Director	2015
Stephen J. Zelkowicz	41	Director Nominee	N/A

Below are biographies for each of the director nominees and continuing directors and certain information regarding the individual and the experiences, qualifications, attributes skills and qualifications that caused our Board of Directors to determine that such individual should be serving as a director of our company.

Director Nominees

Mr. Sanders has served as a director of our company since November 2009. He currently serves as President of Precept Marketing Group Inc., a company which he founded in 2001.  Prior to June 2001, Mr. Sanders was a longtime employee of Graco Children’s Products, Inc., where his last role was as President and Chief Operating Officer.  He was instrumental in the growth of Graco via strategic domestic sales initiatives, international expansion, and the addition of several key new product categories.  Mr. Sanders saw the company through several acquisitions, the last of which was by Rubbermaid in 1996 and then Newell Rubbermaid in 1998. Mr. Sanders currently serves as a member of our Compensation Committee.  In determining that Mr. Sanders should be nominated for re-election and continue to serve on the Board of Directors, the Nominating/Governance Committee and our Board of Directors considered his extensive experience in our industry, including his depth of senior management and leadership experience at Graco, as well as his status as an independent director.

Mr. Stebenne has served as a director of our company since March 2007.  He currently owns and manages Bob Stebenne Associates, a firm he founded in 2002 that provides consulting services in the areas of brand development, product development, and strategic planning.  From February 1999 to July 2002, Mr. Stebenne was the president of new business development for Hasbro Industries, a provider of children’s and family leisure time products and services.  From 1991 to February 1999, he was president of Hasbro’s FOB/LC division, where he created a U.S. marketing, sales, product development, finance and logistics group.  From 1982 to 1991, he was president of Hasbro’s Playskool Baby division.  Our Board of Directors has determined that Mr. Stebenne meets the applicable independence requirements of SEC and Nasdaq Stock Market rules.  Mr. Stebenne currently serves as a member of our Nominating/Governance Committee, and served as our Lead Director until January 2013.  In determining that Mr. Stebenne should be nominated for re-election and continue to serve on the Board of Directors, the Nominating/Governance Committee and our Board of Directors considered his depth of experience at Hasbro, his continued service as a director of our company, and his status as an independent director.

Mr. Zelkowicz is a nominee for director.  Since 1999, he has served as an equity research analyst and trader at Wynnefield Capital, Inc., an investment firm specializing in small, publicly-traded companies.  In determining to nominate Mr. Zelkowicz for election as a director, the Board considered his relationship to Wynnefield, his knowledge of our company and industry, and his experience in the capital markets.

Continuing Directors

Mr. Almagor has served as a director of our company since November 2009 and has held the position of Chairman of our Board since January 2013.  He is a consultant and private investor.  From 1999 to 2005, Mr. Almagor was the Chairman and Chief Executive Officer of ACG International, a $3 billion private equity fund and affiliate of Bank One, where he was involved in formulating deal terms for investments and in the sourcing of high quality investment opportunities.  From 1996 to 1998, he was the Chairman and Chief Executive Officer for ID B.V.  From 1993 to 1996, he was the President and Chief Executive Officer for Kushi Foods, a position he accepted after being Managing Partner and Director for American Consulting from 1989 to 1993.  Prior to then, at American Consulting, he was responsible for business strategy and served as advisor to Fortune 1000 boards.  From 2004 through 2012, Mr. Almagor served on the Board of Directors of JAKKS Pacific, Inc., a publicly traded multi-line, multi-brand toy company.  Mr. Almagor has also authored a book titled, “Business Visions, A Practical Guide for Strategic Decisions and Shareholder Value Creation.” Mr. Almagor currently serves as Chairman of our Nominating/Governance Committee and as a member of our Audit Committee. We believe Mr. Almagor is a valuable member of our Board of Directors because of his experience in business strategy and understanding of capital markets and investments, his past service on other boards of directors of public companies, and his role as Chairman of our Board.

Ms. Bramson is our Chief Executive Officer and has served as a director of our company since 2012.  She also brings to the Board over 20 years of experience working with early stage and middle market companies in a variety of industries.  We believe Ms. Bramson is a valuable member of our Board of Directors because she acts as a critical link between management and our Board and possesses an in-depth understanding and experience in all phases of the company building process.  She also brings to the Board her prior private equity experience and her knowledge of the capital markets and investments. Additional biographical information about Ms. Bramson is included below under “Executive Officers.”

Mr. Fogelman has served as a director of our company since March 2007.  He is an independent consultant and private investor in the juvenile products industry.  He was instrumental in the conception and development of the Babies R Us retail chain and served as senior vice president of both Toys R Us and Babies R Us, where he was employed from 1986 to May 2003.  From May 2003 until March 2007, Mr. Fogelman was President of Baby Trend, Inc., a manufacturer of infant products.  He is currently an investor and board member of KAS, Inc., a private company that manufactures organic household and healthcare products for children, and was formerly a director of Plum, Inc., a private company pioneering the manufacturing of organic baby food.  Mr. Fogelman currently serves as a member of our Nominating/Governance Committee.  We believe Mr. Fogelman is a valuable member of our

Board of Directors because of his extensive experience in our industry, including his experience in creating strategic growth at Toys R Us and Babies R Us, and his knowledge of our company and business operations.

Mr. Macari has served as a director of our company since March 2007, and formerly held the position of Chairman of the Board of Directors from 2008 until January 2013. He is our former Chief Executive Officer, a position which he held from March 2007 until January 2014.  Prior to March 2007, Mr. Macari was Chief Executive Officer and founder of the predecessor company to Summer Infant, Inc., which he founded in 2001.  Prior to 2001, Mr. Macari was vice president of product development and general manager of Safety 1st, Inc., a manufacturer of safety and juvenile products from August 1994 to June 2001.  From May 1988 to August 1994, Mr. Macari managed the manufacturing engineering group of the Davol Division of CR Bard, a manufacturer of surgical products.  We believe Mr. Macari is a valuable member of our Board of Directors because of his intimate knowledge of our company as our former Chief Executive Officer, as well as his depth of operating and senior management experience in our industry.

Mr. Wenz has served as a director of our company since March 2007.  He is a consultant and private investor.  During 2002 and 2003, Mr. Wenz served as Chief Executive Officer of Jenny Craig International. From 2000 to 2003, Mr. Wenz was an operating partner/affiliate of DB Capital Partners, LLC, the private equity arm of Deutsche Bank A.G., and in such position, served on the boards of directors of a number of portfolio companies, including NewRoads, Inc., Nations Rent and Jenny Craig International.  From 1997 to 2000, Mr. Wenz was President and Chief Operating Officer of Safety 1st, Inc., a manufacturer of safety and juvenile products.  During 1995 and 1996, Mr. Wenz was the partner in charge of the Chicago office of The Lucas Group, a business strategy consulting firm.  Prior to 1995, Mr. Wenz held senior executive positions including Executive Vice President of Wilson Sporting Goods Co., Chief Financial Officer of Electrolux Corporation and The Regina Company, and President of the Professional Golf Corporation.  Mr. Wenz began his career in 1971 with Arthur Young & Company (predecessor of Ernst & Young) and left the firm as a partner in 1983.  Mr. Wenz is a certified public accountant.  Since July 2006, Mr. Wenz has served on the board of directors of Easton-Bell Sports, Inc., a publicly traded company that designs, develops and markets branded sports equipment, and is currently the chairman of its audit committee.  Since June 2010, Mr. Wenz has served as a director of Armstrong World Industries, a publicly traded international manufacturer of flooring and ceiling products.  He also serves as a director of Pet Supplies Plus, a pet retail chain, and is chairman of its audit and compensation committees.  Mr. Wenz previously served as a director of Coach America, Inc., Radica Games (HK), Inc., Hunter Fan Company, Strategic Partners, Inc. and The First Years.  Mr. Wenz currently serves as Chairman of each of our Audit Committee and our Compensation Committee.  We believe Mr. Wenz is a valuable member of our Board of Directors because of his substantial leadership and financial experience, his experience as a certified public accountant, as well as his extensive previous experience in the juvenile products industry at The First Years and Safety 1st, and as his past and current service on other public company boards of directors.

Vote Required

The affirmative vote of a plurality of the shares of our common stock represented in person or by proxy at the 2014 Annual Meeting and entitled to vote is necessary for the election of Messrs. Sanders, Stebenne and Zelkowicz.  Unless otherwise instructed, proxy holders will vote the proxies received by them for the nominees named above.  If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on the election of directors.  Accordingly, we encourage you to vote promptly, even if you plan to attend the meeting.

Recommendation

Our Board of Directors recommends that stockholders vote “FOR” the election of Messrs. Sanders, Stebenne and Zelkowicz to the Board.

CORPORATE GOVERNANCE

Board Leadership Structure and Board’s Role in Risk Oversight

Board Leadership Structure

In January 2013, the Board of Directors revised its Corporate Governance Guidelines to provide that, as a general policy, the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons as an aid in the Board of Director’s oversight of management.  On at least an annual basis, the Board of Directors will select a non-executive Chairman of the Board of Directors from among the members of the Board of Directors who are determined by the Board of Directors to be independent in accordance with the Corporate Governance Guidelines.  The Board of Directors may, however, determine at any time that, in light of new or special circumstances, it is in the best interests of our company for the roles of the Chairman of the Board and Chief Executive Officer to be combined.  Our Board of Directors has determined that the separation of the offices of Chairman of the Board and Chief Executive Officer will enhance board independence and oversight, and will allow the Chief Executive Officer to better focus on the responsibilities of running the company, enhancing stockholder value and expanding and strengthening our business while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management.  Consistent with this determination, Mr. Almagor serves as the non-executive Chairman of the Board of Directors.  Mr. Almagor is independent under the listing requirements of the Nasdaq Stock Market

Board’s Role in Oversight of Risk

Our Board of Directors is responsible for overseeing our company’s risk management.  The Board of Directors regularly reviews information regarding our company’s credit, liquidity and operations, as well as the risks associated with each.  The Audit Committee discusses with our independent auditor the major financial risk exposures and the steps management has taken to monitor and mitigate such exposures.

Board of Directors Meetings, Committees of the Board and Director Independence

Attendance of Directors

In 2013, our Board of Directors met eight times.  All directors attended more than 75% of the meetings.  All directors attended in excess of 75% of the meetings of the committees of our Board of Directors on which they served.  Our directors are encouraged, but not required, to attend annual meetings.  All of our directors attended our 2013 annual meeting of stockholders, and all of our directors are expected to attend this meeting.

Committees of the Boards of Directors

Our Board of Directors has designated the following standing committees: an Audit Committee, a Compensation Committee and a Nominating/Governance Committee.  The composition and objectives of each of the standing committees are described below.  From time to time as needed, our Board of Directors may designate ad hoc or special committees to address specifically delegated matters.

Audit Committee

The Audit Committee held five meetings in 2013.  As described in the committee’s charter, a copy of which is available on our website at www.summerinfant.com, the primary function of the committee is to appoint, retain, set compensation of, and supervise our independent auditors, review the results and scope of the audit and other accounting-related services, and review our accounting practices and systems of internal accounting and disclosure controls.

The committee, established in accordance with section 3(a)(58)(A) of the Exchange Act, currently consists of three members:  Richard Wenz (Chairman), Dan Almagor, and Robert Stebenne.  Prior to February 2014, Carol Bramson served on the audit committee and was replaced by Mr. Stebenne following her appointment as our Chief Executive Officer.  Each member of the committee is an “independent” director under applicable SEC and Nasdaq Stock Market rules.  The members of the committee are required to have extensive business and financial experience, and to have a good understanding of financial statements, including our balance sheet, income statement, cash flow statement and our quarterly reports on Form 10-Q and our annual report on Form 10-K and related financial statements and disclosures.  Our Board of Directors has determined that Mr. Wenz qualifies as an “audit committee financial expert” within the meaning of SEC rules.

The committee meets with our external auditors and principal financial personnel to review quarterly financial results and the results of the annual audit (in both regular and executive sessions).  The committee reviews and approves annual external auditor engagement plans, scopes and fees, and verifies the rotation of the lead or coordinating audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit.  The committee approves all fees and terms related to the annual independent audit as well as all permissible non-audit engagements of the external auditors.  The committee pre-approves all audit and permissible non-audit services to be performed by the external auditors.

Compensation Committee

The Compensation Committee met six times in 2013.  The committee currently consists of three members:  Richard Wenz (Chairman), Derial H. Sanders and Robert Stebenne.  Prior to February 2014, Carol Bramson served as Chairperson of the Compensation Committee and was replaced by Mr. Stebenne on the committee following her appointment as our Chief Executive Officer. Each member of the committee is an “independent” director under the rules of the Nasdaq Stock Market.

As described in the committee’s charter, which is available on our website at www.summerinfant.com, the committee has the overall responsibility, on behalf of our Board of Directors, for approving and evaluating all compensation plans, programs and policies as they affect our Chief Executive Officer and our other executive officers, and for matters involving the compensation of our directors. The committee will meet as often as necessary to carry out its responsibilities, and may invite to its meetings any director, company management, or such other persons as it deems necessary to carry out such responsibilities. The committee will review and approve, at least annually, the annual base salaries and annual incentive opportunities of our Chief Executive Officer and our other executive officers. The committee also acts as administrator of our compensation programs as they affect all of our employees.

Use of Outside Advisors.  All compensation decisions are made with consideration of the committee’s guiding principles to provide competitive compensation for the purpose of attracting and retaining talented executives and employees and of motivating our employees to achieve improved company performance, which ultimately benefits our stockholders.  The committee has the sole authority to retain and terminate any advisors, including independent counsel, compensation consultants and other advisors to assist as needed, and has sole authority to approve the advisors’ fees, which will be paid by the company, and the other terms and conditions of their engagement. The committee considers input and recommendations from our Chief Executive Officer, whom shall not be present during any committee deliberations with respect to his or her compensation, and outside compensation consultants in connection with its review of our company’s compensation programs and its annual review of the performance of the other executive officers. From time to time, the committee has engaged the services of an independent compensation consultant, Pearl Meyer & Partners, LLC, or PM&P.  As further described below under “Role of Compensation Consultant” in the “Executive Compensation” section of this proxy statement, PM&P has assisted the committee from time to time with executive compensation matters.  The committee retains PM&P directly, although in carrying out assignments PM&P also interacts with management when necessary and appropriate to obtain compensation and performance data.  In addition, PM&P may, in its discretion, seek input and feedback from management regarding its consulting work product prior to presentation to the committee in order to confirm alignment with our business strategy, identify data questions and other similar issues, if any.  As required under SEC rules, the committee reviews the services of its compensation consultants to evaluate whether any conflicts of interest are raised, taking into consideration certain factors, including whether the consultant provides any other services to our company, the amount of fees our company pays to the consultant, whether there are any business or personal relationship with an executive officer of our company or with any committee member, and whether the consultant owns any stock of our company.  The committee determined, based on its evaluation, that the work of PM&P has not created any conflict of interest.  On an annual basis, the committee will continue to monitor the independence of its compensation consultants.

The committee takes into consideration the recommendations of its compensation consultant and our Chief Executive Officer, but retains absolute discretion as to whether to adopt such recommendations in whole or in part, as it deems appropriate.  For additional information on the processes followed by the committee and the objectives, methodologies and components of compensation considered by the committee in connection with executive compensation and overall compensation for employees, see the “Executive Compensation” section of this proxy statement.

Nominating/Governance Committee

The Nominating/Governance Committee met five times in 2013.  As described in the committee’s charter, which is available on our website at www.summerinfant.com, the committee is responsible for (i) overseeing and reviewing the size, functioning, composition and needs of the Board of Directors and its committees, including recruitment of qualified board members and recommending nominees to the Board of Directors for election as directors, (ii) developing and recommending corporate governance guidelines and monitoring those guidelines, and (iii) overseeing the management continuity planning process.  The committee currently consists of four members:  Dan Almagor (Chairman), Max Batzer, Marty Fogelman and Robert Stebenne.  Each member of the committee is an “independent” director under the rules of the Nasdaq Stock Market.

Process for Identifying and Evaluating Potential Director Nominees.  The committee will consider persons identified by its members, management, stockholders, investment bankers and others for nomination to the Board of Directors.  The committee follows the process described in this proxy statement and its charter when determining nominees to our Board of Directors.

The committee will identify, evaluate and recommend candidates to become members of our Board of Directors with the goal of creating a Board of Directors that, as a whole, consists of individuals with various and relevant career experience, industry knowledge and experience, financial expertise (including whether a candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the SEC), and community ties.  The committee will also consider minimum individual qualifications of candidates, including strength of character, mature judgment, familiarity with our company’s business and industry, independence of thought, an ability to work collegially and whether the candidate is “independent” within the meaning of SEC and Nasdaq Stock Market rules.  Candidates, whether identified by the committee or proposed by stockholders, will be reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders.  Although the committee does not have a formal diversity policy concerning membership of the Board of Directors, the committee does consider diversity in its broadest sense when evaluating candidates, including persons diverse in gender, ethnicity, experience, and background. Mr. Zelkowicz was recommended by a principal stockholder for nomination to our Board.

Process for Stockholder Nominations.  Nominations to our Board of Directors may be submitted to the committee by our stockholders in accordance with the process described in our amended and restated bylaws.  Stockholders who wish to recommend a candidate for election to our Board of Directors should send their letters to us at 1275 Park East Drive, Woonsocket, Rhode Island 02895, Attention: Secretary.  These letters will be promptly forwarded to the members of the Nominating/Governance Committee.

All stockholder recommendations for director candidates must be submitted to us not less than 60 calendar days or more than 90 calendar days prior to the annual meeting at which the nominee is requested to be proposed.  Stockholders must follow certain procedures to recommend or propose candidates for election as directors described in our amended and restated bylaws and summarized below.

The notice must contain certain information about the stockholder making the recommendation or proposal of a candidate for election to the Board of Directors, as described in our amended and restated bylaws, including (i) the name and address of the stockholder and its affiliates making the recommendation and (ii) the number of shares of our common stock directly or indirectly beneficially owned by the stockholder, including any rights to acquire shares of our common stock.  The recommendation must contain the following information about the candidate being proposed for election to the Board of Directors as described in our amended and restated bylaws, including (i) the name and address of the candidate, (ii) the number of shares of our common stock directly or indirectly beneficially owned by the candidate, including any rights to acquire shares of our common stock and (iii) the information that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies for election of directors in a contested election under Section 14 of the Exchange Act.  The candidate must also submit a written representation and agreement to us that he or she is not party to any agreement with another person (other than our company) that, if elected, would obligate the candidate to act or vote on a certain issue or that provides for compensation or other reimbursement for service on the Board of Directors, and that if elected, the candidate would be in compliance with all of our applicable company guidelines and policies.

Independence of Directors

In determining the independence of directors, our Board of Directors analyzes each director’s relationship with our company and our subsidiaries to determine whether our directors are independent under the applicable rules of the Nasdaq Stock Market and the SEC.  Our Board of Directors has determined that all of our current directors, except Ms. Bramson and Mr. Macari, are “independent” within the meaning of the independence rules of the Nasdaq Stock Market and the SEC.

Other Governance Matters

Executive Sessions

All directors who are not employees of our company or our subsidiaries meet in executive session from time to time, and met at least four times in 2013.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors, officers and employees, which can be found on our website at www.summerinfant.com.  Amendments to our Code of Ethics and any grant of a waiver from a provision of our Code of Ethics requiring disclosure under applicable SEC or Nasdaq Stock Market rules will be disclosed on our website.

Corporate Governance Guidelines

Our Board of Directors adopted Corporate Governance Guidelines, which can be found on our website at www.summerinfant.com.  These guidelines include, without limitation, guidelines relating to director qualifications and responsibilities, board committees, director access to officers and employees, director and officer compensation, management succession and stockholder communication with the board.

Insider Trading Policy

Under our Code of Ethics, directors, officers, and employees who have access to confidential information relating to our company are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of the company’s business.  To use non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical and against company policy but is also illegal.  We also maintain an insider trading policy, applicable to all directors, officers and employees and other designated service providers.  The policy provides that these persons may not (i) buy, sell or engage in other transactions in our securities while aware of material non-public information about our company; (ii) buy or sell securities of other companies while aware of material non-public information about those companies that they become aware of as a result of business dealings with our company, or (iii) disclose material non-public information to any unauthorized persons outside of our company.  In addition, officers and directors are prohibited from purchasing or selling options on our common stock or engaging in short sales of our common stock.  Officers and directors are discouraged from engaging in hedging or monetizing transactions (such as prepaid variable forwards, collars, equity swaps or similar derivative securities that are linked to our common stock), and must obtain prior approval to engage in such transactions.  The policy also requires officers, directors and certain other identified employees to obtain pre-clearance for any trading, and subjects these persons to a defined trading blackout period.

Stock Ownership Guidelines for Non-Employee Directors and Chief Executive Officer

Our Board of Directors has adopted ownership guidelines to align the interests of its independent, non-employee directors and our Chief Executive Officer with the interests of our stockholders.  These guidelines encourage our non-employee directors and our Chief Executive Officer to maintain a significant ownership stake over their tenure.  It is expected that each non-employee director and the Chief Executive Officer shall attain the applicable share ownership level within five years of his or her initial election or appointment, or for non-employee directors that were members of the Board at the time the policy was adopted, within five years of adoption of the policy.  As of the date of this proxy statement, our Chief Executive Officer and our non-employee directors have made progress towards meeting the ownership guidelines.

As a guideline, a non-employee director shall own shares of our common stock equal in value to at least three times the amount of his or her applicable annual retainer fee.  As a guideline, our Chief Executive Officer shall own shares of our common stock equal in value to at least six times the amount of his or her annual base salary.

In calculating compliance with the guidelines, each non-employee director and the Chief Executive Officer shall be credited for each share of common stock beneficially owned by him or her, including shares held in benefit plans, each share of vested and non-vested restricted stock, and each restricted stock unit.  The Compensation Committee will review from time to time the ownership guidelines and recommend any changes for approval by our Board of Directors as appropriate.

Communications with Directors

Stockholders may send communications to our Board of Directors, the Chairman, any individual director or group of directors, or any board committee by using the contact information provided on our website.  Stockholders also may send communications by letter addressed to our Secretary, Attn: Board of Directors, Summer Infant, Inc., 1275 Park East Drive, Woonsocket, Rhode Island 02895.  Communications may also be received and reviewed by our Chairman or members of senior management.  Stockholder concerns about our accounting, internal controls, auditing matters or business practices will be reported to the Audit Committee.  All other concerns will be reported to the appropriate committee(s) of our Board of Directors.

Director Compensation

In March 2013, the Compensation Committee recommended, and our Board of Directors approved, changes to non-employee director compensation arrangements for 2013. Such arrangements became effective for service provided in 2013, and include the following:

•                  an annual retainer fee of $75,000 for the Chairman of the Board and $45,000 for each other director;

•                  for any meetings beyond four regularly scheduled board meetings per year, each director will receive a fee of $1,000 for each board meeting attended in person;

•                  the chairpersons of the Audit Committee, Compensation Committee and Nominating/Governance Committee will receive an additional annual fee of $15,000, $10,000, and $8,000, respectively;

•                  each director serving as a member of the Audit Committee, Compensation Committee and Nominating/Governance Committee (other than the chairperson of each such committee) will receive annual fee of $5,000; and

•                  each director will receive an annual equity award, in the form of shares of our common stock, on the date of our annual meeting of stockholders, equal to the lesser of (i) 7,500 shares or (ii) the number of shares to be calculated by dividing $30,000 by the fair market value of our common stock on such date.

In addition, in connection with the separation of the Chairman of the Board and Chief Executive Officer positions in early 2013, the Board of Directors approved a one-time, $30,000 fee payable to the newly-appointed Chairman of the Board, Mr. Almagor.

We also generally reimburse non-employee directors for travel expenses incurred in connection with their duties as directors.  In addition, our Board of Directors may from time to time also provide for cash compensation, as recommended by the Compensation Committee, payable to members of special or ad hoc committees of the Board of Directors.

We do not pay directors who are also executive officers any additional compensation for service as directors.

In early 2014, the Compensation Committee recommended, and our Board of Directors approved, changes in the fees paid to our non-executive Chairman of the Board.  These changes included (i) an additional, supplemental monthly cash retainer of $10,000 per month, to be reviewed every six months by the Compensation Committee, and (ii) increasing the annual equity grant made to the non-executive Chairman to 15,000 shares.  In addition, the Board approved payment of a one-time additional cash fee of $40,000 and granted an option to purchase 100,000 shares of our common stock to Mr. Almagor, our current non-executive Chairman of the Board, in recognition of the time and effort exhibited by Mr. Almagor in his role as non-executive Chairman.

Director Compensation in 2013

The following table shows non-employee director compensation in 2013. Mr. Macari was our only employee director during 2013, and as an employee, he did not receive compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	All Other Compensation ($)		Total ($)

Dan Almagor	$138,500	$25,350	—	—		$163,350
Max Batzer	$53,000	$25,350	—	—		$78,350
Carol E. Bramson	$67,000	$25,350	—	—		$92,350
Marty Fogelman	$50,000	$25,350	—	$40,0000	(5)	$115,350
Derial H. Sanders	$55,000	$25,350	—	—		$80,350
Robert Stebenne	$52,000	$25,350	—	—		$77,350
Richard Wenz	$71,000	$25,350	—	—		$96,350

(1)     Represents fees earned or paid in cash in 2013, including annual retainer fees and per meeting fees.

(2)     Each non-employee director received 7,500 shares of our common stock in June 2013.  In connection with her appointment to our Board, Ms. Bramson received an initial restricted stock grant of 9,146 shares in July 2012, of which 2,287 shares were vested as of December 31, 2013.  In connection with his appointment to our Board, Mr. Batzer received an initial restricted stock grant of 22,556 shares in November 2012, of which 5,639 shares were vested as of December 31, 2013.  The restricted stock grants to Ms. Bramson and Mr. Batzer vest over four years in equal annual installments, beginning on the first anniversary of the date of grant.

(3)     The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to our audited consolidated financial statements for the fiscal year ended December 31, 2013, included in our Annual Report on Form 10-K filed with the SEC on March 11, 2014.

(4)     No options grants were made to non-employee directors in fiscal year 2013. As of December 31, 2013, the number of fully-vested options outstanding for each director was as follows: Mr. Almagor, 40,000; Mr. Fogelman, 40,000; Mr. Sanders, 40,000; Mr. Stebenne, 40,000; and Mr. Wenz, 40,000.

(5)     Represents consulting fees paid to Mr. Fogelman.

PROPOSAL NO. 2

AMENDMENTS TO 2012 INCENTIVE COMPENSATION PLAN

At the 2014 Annual Meeting, we are asking our stockholders to approve amendments to our 2012 Incentive Compensation Plan (the “2012 Plan”), including to increase the number of shares reserved for issuance under the 2012 Plan by 600,000 shares of our common stock.

Our Board of Directors recommends this action to enable us to continue to attract, motivate, retain and reward high-quality executives and other employees, officers, directors and consultants by enabling such persons to acquire or increase a proprietary interest in our company.  Our Board of Directors believes that equity awards promote growth and provide a meaningful incentive to personnel of successful companies by aligning the interests of such persons with our stockholders.  Stockholder approval of our request for these amendments is necessary to enable us to grant equity awards to new employees and to continue with our annual grant program for existing employees through fiscal year 2015 annual grants.  Without an increase in the number of shares reserved for issuance under the 2012 Plan, we will have an insufficient number of shares available to make our customary annual grants in fiscal year 2015.

Our stockholders are being asked to approve the following amendments (the “Amendments”) to our 2012 Plan:

•                  An increase in the number of shares of our common stock available for issuance under the 2012 Plan by an additional 600,000 shares (from a current maximum amount of 500,000 shares to a new maximum amount of 1,100,000); and

•                  A corresponding increase in the number of shares of our common stock that may be delivered to a participant pursuant to equity awards granted under the 2012 Plan from 500,000 shares to 750,000 shares.

In May 2014, the Compensation Committee Recommended, and our Board of Directors approved, these amendments, subject to approval of our stockholders.  If our stockholders do not approve the amendments to the 2012 Plan, the 2012 Plan will remain in effect with its current terms and conditions and the number of shares reserved for issuance will not increase.

Background

As of May 31, 2014, there was a total of 2,121,541 stock options and restricted stock awards outstanding under all of our equity compensation plans, and only 86,952 shares remain available for awards under all of our equity compensation plans.  In recent months, we have undergone a transition in senior management and, in connection with these changes, we made new hire and other incentive grants in connection with these changes that would not otherwise be expected under our equity compensation programs.  As a result, the amount of shares remaining available for awards is insufficient to meet our anticipated needs, and without an approval of the Amendments, we will be unable to sustain our current new hire and annual equity grant program through fiscal year 2015 annual grants.

We are committed to effectively managing our equity compensation programs while minimizing stockholder dilution.  For this reason, when administering our equity compensation programs, the Compensation Committee considers our “burn rate” and our “overhang” when evaluating the impact of the program on our stockholders.  For this purpose, “burn rate” is the number of shares of our common stock subject to stock awards granted in a fiscal year divided by the weighted average number of shares of our common stock outstanding (basic) during our fiscal year.  As discussed further below under “Executive Compensation — Compensation Components — Long-Term Equity Incentive Awards,” For fiscal year 2013, our three-year average burn rate was 3.14%.  We intend to continue to limit burn rate and overhang at a level consistent with historic usage.

The Amendments will allow us to continue and maintain our current annual equity grant practices through fiscal year 2015.  If we do not receive stockholder approval of the Amendments, it will diminish the viability of our equity compensation programs, and we may not be able to use equity awards to attract key talent or reward and retain our key employees.  Our ability to grant meaningful equity awards is important to our future success, therefore, our Board of Directors recommends that our stockholders approve the Amendments.

Summary of the 2012 Incentive Compensation Plan, as Amended by the Amendments

The following is a summary of the principal features of the 2012 Plan, as proposed to be amended by the Amendments.  This summary is qualified in its entirety by reference to the complete text of the 2012 Plan, and stockholders are urged to read the actual text of the 2012 Plan in its entirety which is set forth as Annex A to this proxy statement.  The Amendments will be effective upon stockholder approval at the meeting.

Eligibility

The persons eligible to receive awards under the 2012 Plan are the officers, directors, employees, consultants and other persons who provide services to our company or any related entity.  The foregoing notwithstanding, only employees of our company, or any parent corporation or subsidiary corporation of our company (as those terms are defined in Sections 424(e) and (f) of the Internal Revenue Code, respectively), are eligible for purposes of receiving any incentive stock options, also known as ISOs.  An employee on leave of absence may be considered as still in the employ of our company or a related entity for purposes of eligibility for participation in the 2012 Plan.

Administration

The 2012 Plan is to be administered by the compensation committee of our Board of Directors or other committee designated by our Board of Directors to administer the 2012 Plan and which consists of not less than three independent directors (the “Committee”), except to the extent and subject to certain limitations the Board of Directors elects to administer the 2012 Plan.  Subject to the terms of the 2012 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2012 Plan, construe and interpret the 2012 Plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2012 Plan.  The Committee may also, in its sole discretion and subject to certain limitations, delegate its authority to grant awards under the 2012 Plan to a specific person or group of persons.

Shares Available for Awards

Under the 2012 Plan, the total number of shares of our common stock reserved and available for delivery under the 2012 Plan at any time during the term of the 2012 Plan shall be 1,100,000, subject to adjustment as provided for in the 2012 Plan.  Shares of our common stock under awards that are forfeited, expire or otherwise terminate without issuance of such shares will again be available for delivery with respect to awards under the 2012 Plan.  However, shares of our common stock will not again be available for delivery with respect to awards under the 2012 Plan if (i) such shares were tendered or withheld (either actually or by attestation) upon exercise or settlement of an award or (ii) such shares were tendered or withheld (either actually or by attestation) to pay tax withholding requirements.  In addition, shares of our common stock subject to a stock appreciation right, or SAR, shall be counted against the pool of available shares as granted (not settled) with respect to awards under the 2012 Plan.  Any shares of our common stock repurchased by our company in the open market using proceeds from option exercises shall not be available for awards under the 2012 Plan.  Awards issued in substitution for awards previously granted by a company acquired by our company or a related entity, or with which our company or a related entity combines, do not reduce the limit on grants of awards under the 2012 Plan.

Annual Per-Person Limitations

The 2012 Plan imposes individual limitations on the amount of certain awards, in part to comply with Section 162(m) of the Internal Revenue Code.  Under these limitations, during any 12-month period, no participant may be granted (i) stock options or stock appreciation rights with respect to more than 750,000 shares of common stock, or (ii) shares of restricted stock, restricted stock units, performance shares and other stock based-awards with respect to more than 750,000 shares of common stock, in each case, subject to adjustment in certain circumstances.  The maximum amount that may be paid out as performance awards in cash or other property (excluding shares of our common stock) in any 12-month performance period is $3,000,000.

Section 162(m) of the Internal Revenue Code

The 2012 Plan is designed to allow our company to grant awards that satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Internal Revenue Code.  Our Board of Directors believes that it is in our interest and the interests of our stockholders to maintain an equity and cash compensation plan under which compensation awards made to our named executive officers can qualify for deductibility for federal income tax purposes.  Accordingly, the 2012 Plan has been structured in a manner such that awards under it can satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) although we cannot guarantee that awards under the 2012 Plan will actually qualify as performance-based compensation under Section 162(m).  Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that awards under the 2012 Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m).  In order for awards to satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m), the 2012 Plan specifies performance measures and other material terms that must be approved by our stockholders, which are described below under “Performance Awards.”  Approval of the 2012 Plan by the required vote of our stockholders is intended to constitute such approval.

Types of Awards Authorized under the 2012 Plan

Stock Options and Stock Appreciation Rights.  The Committee is authorized to grant stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right.  The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Committee.  The exercise price per share of stock options shall be no less than 100% of the fair market value of a share of common stock on the date such stock option is granted.  An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of our company or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a share of common stock on the date such ISO is granted.

For purposes of the 2012 Plan, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the Committee or under procedures established by the Committee.  Unless otherwise determined by the Committee, the fair market value of common stock as of any given date is the closing sales price per share of common stock as reported on the principal stock exchange or market on which common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.  The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding ten years, and no ISO granted to a 10% stockholder (as described above) may have a term exceeding five years (to the extent required by the Internal Revenue Code at the time of grant).  Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Committee.  The Committee, thus, may permit the exercise price of options awarded under the 2012 Plan to be paid in cash, shares, other awards or other property (including loans to participants).

Restricted Stock and Restricted Stock Units.  The Committee is authorized to grant restricted stock and restricted stock units.  Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which is subject to such risks of forfeiture and other restrictions as the Committee may impose.  A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the Committee.  An award of restricted stock units confers upon a participant the right to receive shares of common stock or cash equal to the fair market value of the specified number of shares of common stock covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose.  These awards may be subject to the satisfaction of performance-based criteria and qualify as performance awards for purposes of Section 162(m) of the Internal Revenue Code, as discussed below under “Performance Awards.”  Prior to settlement, an award of restricted stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

The Committee is also authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments in connection with a restricted stock unit award.  Dividend equivalents may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the Committee.

Bonus Stock, Non-Employee Director Awards and Awards in Lieu of Obligations.  The Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of company obligations to pay cash or deliver other property under the 2012 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.  The Committee may, in its sole discretion, determine to provide for the grant of unrestricted shares of common stock to non-employee directors in recognition of their services to our Board of Directors in addition to any other compensation paid to our non-employee directors.

Performance Awards.  The Committee is authorized to grant performance awards to participants on terms and conditions established by the Committee, which awards may consist of shares of our common stock, cash, restricted stock awards, or restricted stock units.  The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Committee upon the grant of the performance award.  Performance awards may be valued by reference to a designated number of shares of common stock (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units).  Performance awards may be settled by delivery of cash, shares of common stock or other property, or any combination thereof, as determined by the Committee.  Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by our company under Section 162(m) of the Internal Revenue Code.  For purposes of Section 162(m), the term “covered employee” means a company’s chief executive officer and each other person whose compensation is required to be disclosed in the company’s filings with the SEC by reason of that person being among the three highest compensated officers of the company (other than the company’s chief executive officer or principal financial officer) as of the end of a taxable year.  If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by the Committee and not the Board of Directors.

Performance Criteria.  If and to the extent that the Committee determines that these provisions of the 2012 Plan are to be applicable to any award, one or more of the following business criteria for our company, on a consolidated basis, or for related entities, or for business or geographical units of our company or a related entity (except with respect to the total shareholder return and earnings per share criteria), are to be used by the Committee in establishing performance goals for awards under the 2012 Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of our company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction or refinancing; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) management of product distribution by type or customer; or (19) the fair market value of a share of common stock.  Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, a group of companies that are comparable to our company.  The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges; (ii) an event either not directly related to the operations of our company or not within the reasonable control of management; (iii) a change in accounting standards required by generally accepted accounting principles; or (iv) such other exclusions or adjustments as the Committee specifies at the time the award is granted.

The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Stock-Based Awards.  The Committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock.  The Committee determines the terms and conditions of such awards.

Other Terms of Awards

Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the Committee.  The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles.  The Committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of its obligations under the 2012 Plan.  The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations.  Awards granted under the 2012 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers, subject to any terms and conditions the Committee may impose thereon.

Awards under the 2012 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in exchange for other awards under the 2012 Plan, awards under other company plans, or other rights to receive payment from our company, and may grant awards in addition to or in combination with such other awards or rights.

Effect of a Change in Control

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the Committee, vesting shall occur automatically upon the consummation of a “change in control” of our company, as defined in the 2012 Plan.  With respect to any award subject to the achievement of performance-based goals, the Committee may, in its discretion, determine that all or a portion of the applicable performance goals have been met based upon the actual achievement of such goals as of the date of the consummation of the change in control.  However, unless otherwise determined by the Committee, acceleration of or lapsing of vesting in connection with an award shall not occur if either (1) our company is the surviving entity in the change in control transaction or (2) the successor company in the change in control transaction assumes or substitutes for the award.

Adjustments

The Committee is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate.  These adjustments include changing the number and type of shares to be issued under the 2012 Plan, changing the per-person limitations on awards and the grant, purchase or exercise price of an award, and changing the restriction on the total amount of awards that may be granted.  The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Amendment and Termination

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2012 Plan or the Committee’s authority to grant awards without further stockholder approval, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted.  Thus, stockholder approval may not necessarily be required for every amendment to the 2012 Plan which might increase the cost of the 2012 Plan or alter the eligibility of persons to receive awards.  Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable.  Unless earlier terminated by the Board of Directors, the 2012 Plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under the 2012 Plan or (b) the tenth anniversary of the effective date of the 2012 Plan.  Awards outstanding upon expiration of the 2012 Plan shall remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The 2012 Plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options.  An optionee generally is not taxable upon the grant of a nonqualified stock option granted under the 2012 Plan. On exercise of a nonqualified stock option granted under the 2012 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price.  If the optionee is an employee of our company or a related entity, that income will be subject to the withholding of Federal income tax.  The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of our common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them.  The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he or she had paid the exercise price in cash.  If a separate identifiable stock certificate or other indicia of ownership is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate or other indicia of ownership will be equal to his or her tax basis in the shares delivered, and his or her holding period for those shares will include his or her holding period for the shares delivered.  The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options.  The 2012 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Internal Revenue Code, which we refer to as ISOs.  Generally, an optionee is not subject to tax upon the grant or exercise of an ISO.  In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which we refer to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price.  If, however, the disqualifying disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale.  If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the required holding period for those shares is treated as making a disqualifying disposition of those shares.  This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised.  If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share.  If there is a disqualifying disposition in a later year, no income with respect to the disqualifying disposition is included in the optionee’s alternative minimum taxable income for that year.  In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period.  However, if there is a disqualifying disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards.  Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock.  If, however, the stock is non-vested when it is received under the 2012 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock.  A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the stock award, equal to the excess, if any, of the fair market value of the stock on the date the stock award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.  Upon the disposition of any stock received as a stock award under the 2012 Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year from the date as of which he or she would be required to recognize any compensation income.

We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the recipient includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Appreciation Rights.  We may grant stock appreciation rights, or SARs, under the 2012 Plan. Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted.  With respect to SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.  If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.  With respect to SAR granted with an option, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no Federal income tax deduction allowed to our company upon the grant or termination of SARs.  Upon the exercise of a SAR, however, we will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

Dividend Equivalents.  Generally, the recipient of a dividend equivalent award in connection with a restricted stock unit award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received.  We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete.  In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change.  Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

New Plan Benefits

Benefits obtained by our employees under our 2012 Plan will be made on a discretionary basis.  Accordingly, it is not possible to determine the benefits that will be received by our executive officers and our other employees under the 2012 Plan in the remainder of fiscal year 2014.

Vote Required

The affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote at the meeting is required to approve the amendments to our 2012 Plan.

Recommendation

Our Board of Directors recommends a vote “FOR” the approval of the amendments to our 2012 Incentive Compensation Plan.

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (known as the Dodd-Frank Act), provides that a public company’s proxy statement in connection with the company’s annual meeting of stockholders must, at least once every three years, allow stockholders to cast an advisory, nonbinding vote regarding the compensation of our named executive officers as disclosed in accordance with the SEC’s rules.

As discussed under “Executive Compensation” below, our compensation programs are designed to attract, motivate and retain highly qualified executives and seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives.  For example, our annual performance bonus programs are designed to reward individuals for performance based primarily on our financial results and their achievement of personal and corporate goals that contribute to our long-term goal of building stockholder value.  Grants of equity-based awards are intended to provide additional incentive to work to enhance long-term total return to stockholders and to align the interests of our executives with those of our stockholders.  For additional information on our executive compensation programs, including specific information about compensation paid by us in 2013, please read the information set forth in the “Executive Compensation” section below, including the tables and narrative descriptions.

At the 2014 Annual Meeting, we will ask our stockholders to approve our named executive officer compensation for 2013 as described in this proxy statement.  This proposal, referred to as a “Say-on-Pay Proposal,” provides our stockholders with the opportunity to express their views on our named executive officers’ compensation.  Accordingly, we will present the following advisory Say-on-Pay Proposal at the meeting for stockholder approval:

“RESOLVED, that, the compensation paid to our company’s named executive officers in 2013, as disclosed in this proxy statement for the company’s 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative disclosure, is hereby approved.”

This say-on-pay vote is advisory, and therefore not binding on our company, the Compensation Committee or our Board of Directors.  However, the Compensation Committee intends to review the results of the advisory vote and will be cognizant of the feedback received from the voting results as it completes its annual review and engages in the compensation planning process.

Vote Required

The affirmative vote of the majority of shares present in person or represented by proxy at the 2014 Annual Meeting and entitled to vote is required for approval.  Unless otherwise instructed, proxy holders will vote the proxies received by them “FOR” this proposal.  If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on this proposal and will have the effect of a vote “AGAINST” this proposal.  Accordingly, we encourage you to vote promptly, even if you plan to attend the meeting.

Recommendation

Our Board of Directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of the 2013 compensation of our named executive officers as described in this proxy statement.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed McGladrey LLP (“McGladrey”), an independent registered public accounting firm, to audit the consolidated financial statements of our company for the fiscal year ending December 31, 2014, and recommends that stockholders vote in favor of the ratification of such appointment.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.  We anticipate that representatives of McGladrey will be present at the 2014 Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.  The Audit Committee has considered whether the provision of non-audit services by McGladrey is compatible with maintaining its independence.

Fees

The following table shows the aggregate fees paid or accrued for audit and other services provided for the years ended December 31, 2013 and 2012.

	2013	2012
Audit Fees	$258,500	$272,500
Audit-Related Fees	6,150	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$264,650	$272,500

Audit Fees were for professional services rendered for the audit of our annual consolidated financial statements and review of consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by McGladrey in connection with statutory and regulatory filings or engagements.

Audit-Related Fees in 2013 were for a consent provided in conjunction with a Form S-8 filing.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by McGladrey.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  McGladrey and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

The affirmative vote of the majority of shares present in person or represented by proxy at the 2014 Annual Meeting and entitled to vote is required for approval.  Unless otherwise instructed, proxy holders will vote the proxies received by them “FOR” this proposal.  If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on this proposal and will have the effect of a vote “AGAINST” this proposal.  Accordingly, we encourage you to vote promptly, even if you plan to attend the meeting.

Recommendation

Our Board of Directors recommends that stockholders vote “FOR” the ratification of McGladrey LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending December 31, 2014.

AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act.  Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, this report shall not be incorporated by reference into any such filings.

The Audit Committee reviews our financial reporting process on behalf of our Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process.  Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has reviewed and discussed our audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”), as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.  In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.  In addition, the Audit Committee has considered whether the independent auditor’s provision of non-audit services to us is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

The foregoing report has been furnished by the current members of the Audit Committee.

Richard Wenz, Chairman
Dan Almagor
Carol Bramson (resigned from Audit Committee in January 2014)

Robert Stebenne (appointed to the Audit Committee in January 2014)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of June 24, 2014 by:

•                  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•                  each of our directors, director nominees and the named executive officers listed in the Summary Compensation Table under the section entitled “Executive Compensation”; and

•                  all of our current executive officers and directors as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)(3)	Percentage of Common Stock (4)

5% Stockholders
Wynnefield Capital Management LLC and related entities (5)	3,025,000	16.8%
Tocqueville Asset Management LP (6)	1,621,180	9.0%
Paradigm Capital Management, Inc. (7)	969,500	5.4%

Directors, Director Nominees and Named Executive Officers
Dan Almagor (8)	180,090	1.0%
Max Batzer	13,139	*
Carol E. Bramson (9)	319,577	1.8%
Marty Fogelman	69,964	*
Jason P. Macari	3,257,909	17.7%
Derial H. Sanders	61,964	*
Robert Stebenne (10)	107,656	*
Richard Wenz	148,331	*
Paul Francese	33,625	*
David S. Hemendinger	57,780	*
Elizabeth Jackson (11)	—	—
Stephen J. Zelkowicz	—	—
All directors and executive officers as a group (11 persons) (12)	4,250,035	22.7%

* Less than 1%

(1)          Unless otherwise noted, the business address of each named person is 1275 Park East Drive, Woonsocket, Rhode Island 02895.

(2)          Unless otherwise noted, each person named in the table has sole voting and investment power with regard to all shares beneficially owned, subject to applicable community property laws.

(3)          Includes the following number of shares that can be acquired through stock option exercises within 60 days of June 24, 2014 as follows:

Directors and Named Executive Officers	Options Exercisable
Mr. Almagor	73,333
Mr. Batzer	0
Ms. Bramson	66,666
Mr. Fogelman	40,000
Mr. Francese	18,625
Mr. Hemendinger	36,169
Mr. Macari	369,124
Mr. Sanders	40,000
Mr. Stebenne	40,000
Mr. Wenz	40,000

(4)          The percentages shown are calculated based on 17,992,205 shares of common stock issued and outstanding on June 24, 2014.  In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of June 24, 2014 are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.

(5)          The information is as reported on Amendment No. 1 to Schedule 13D filed with the SEC on June 14, 2013.  The address for Wynnefield Capital Management, LLC and related entities is 450 Seventh Avenue, Suite 509, New York, NY 10123.  Of the shares indicated, 897,347 shares are beneficially owned by Wynnefield Partners Small Cap Value, L.P. (“Partners”), 1,331,861 shares are beneficially owned by Wynnefield Partners Small Cap Value, L.P. I (“Partners I”), 710,792 shares are beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd. (“Fund”), and 85,000 shares are beneficially owned by Wynnefield Capital, Inc. Profit Sharing Plan (“Plan”).  Wynnefield Capital Management, LLC has an indirect beneficial interest in the shares held by Partners and Partners I.  Wynnefield Capital, Inc. has an indirect beneficial interest in the shares held by the Fund.  Mr. Nelson Obus may be deemed to hold an indirect beneficial interest in the shares held by Partners, Partners I, the Fund and the Plan because he is the co-managing member of Wynnefield Capital Management, LLC, a principal executive officer of Wynnefield Capital, Inc. (the investment manager of the Fund), and the portfolio manager of the Plan.  The inclusion of information in the Schedule 13D with respect to Mr. Obus shall not be considered an admission that he, for the purpose of Section 16(b) of the Exchange Act, is the beneficial owner of any shares in which he does not have a pecuniary interest.  Mr. Obus disclaims any beneficial ownership of the shares of common stock covered by the Schedule 13D.  Mr. Joshua Landes may be deemed to hold an indirect beneficial interest in the shares held by Partners, Partners I and the Fund because he is the co-managing member of Wynnefield Capital Management, LLC and a principal executive officer of Wynnefield Capital, Inc. (the investment manager of the Fund).  The inclusion of information in the Schedule 13D with respect to Mr. Landes shall not be considered an admission that he, for the purpose of Section 16(b) of the Exchange Act, is the beneficial owner of any shares in which he does not have a pecuniary interest.  Mr. Landes disclaims any beneficial ownership of the shares of common stock covered by the Schedule 13D.

(6)          The information is as reported on Schedule 13G as filed with the SEC on January 30, 2014.  The address of Tocqueville Asset Management, LP is 40 West 57th Street, 19th Floor, New York, NY 10019.  Tocqueville Asset Management, LP has sole power to direct the disposition and voting of the shares indicated.

(7)          The information is as reported on Schedule 13G filed with the SEC on February 14, 2014.  The address of Paradigm Capital Management, Inc. is Nine Elk Street, Albany, NY 12207.  Paradigm Capital Management, Inc. has sole power to direct the disposition and voting of the shares indicated.

(8)          Of these shares, 20,300 shares are held indirectly by Mr. Almagor’s spouse.

(9)          Of these shares, 109,087 shares are held indirectly through TBG Capital, LLC Defined Pension Plan and Trust and 134,037 shares are held indirectly through the Carol E. Bramson Trust & Howard Bramson Trust — Tenants in Common.

(10)   The shares are held indirectly through the Robert Stebenne Revocable Trust.

(11)   Ms. Jackson’s employment with our company ended in November 2013.

(12)   Includes an aggregate of 723,917 shares that may be acquired through the vesting of restricted stock awards or stock option exercises within 60 days of June 24, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities.  Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such reports furnished to us during the fiscal year ended December 31, 2013 and on written representations from our officers, directors and 10% stockholders known to us, we believe that each person who, at any time during fiscal year 2013, was a director, officer or beneficial owner of more than 10% of our common stock complied with all Section 16(a) requirements during 2013, except that Mr. Batzer, our director, filed a late Form 4 in connection with an annual equity award and Ms. Jackson, our former Chief Marketing Officer, filed a late Form 4 with respect to the forfeiture of a restricted stock award.

EXECUTIVE OFFICERS

Information concerning our current executive officers is set forth below.  All executive officers hold their positions for an indefinite term and serve at the pleasure of our Board of Directors.

Current Executive Officers

Carol Bramson, 50, was appointed our President and Chief Executive Officer effective February 1, 2014. She has served as a director of our company since July 2012. Prior to joining our company as Chief Executive Officer, Ms. Bramson was Managing Director of 212 Equity Management, LLC, a private investment firm that she founded in 2010. Ms. Bramson has over 20 years’ experience working with companies in a variety of industries. In 1988, she joined Essex Venture Partners (now Essex Woodlands Health Ventures), a venture capital firm with a focus on early stage investments in the health care industry, and eventually joined Banc One Equity Capital (formerly First Chicago Equity Capital) in 1992, where she became a partner with responsibility for all phases of the investment process. In 2001, Ms. Bramson founded TBG Capital, LLC, a firm that provided equity capital and advisory services to companies to facilitate start-up, growth and acquisitions, a position she held until 2010. In addition to direct equity investments, Ms. Bramson has provided industry, financial, and strategic advisory services to several organizations in a variety of industries including consumer products. Ms. Bramson holds a B.S. in Finance (with honors) from DePaul University and an MBA from The University of Chicago.

Paul Francese, 58, is our Chief Financial Officer. Prior to joining our company in September 2012, Mr. Francese was Chief Financial Officer of OCI Enterprises Inc., a holding company with operations in mining, chemical, and renewable energy, a company which he originally joined in December 2004. Prior to joining OCI Enterprises Inc., Mr. Francese served in various financial positions of increasing responsibility in a broad range of companies including General Electric, United Technologies, Litton Industries, Pitney Bowes, and Cannondale Bicycle Corporation. His responsibilities included areas in finance, accounting, treasury, Sarbanes Oxley compliance, and financial reporting and analysis. Mr. Francese holds a B.A. from Rutgers University, an MBA from the University of New Haven, and is a graduate of the General Electric Financial Management Program (FMP).

David S. Hemendinger, 54, is our Chief Information Officer and served as our Chief Operating Officer from November 2011 Through May 2014. Prior to joining our company in November 2011, Mr. Hemendinger was Chief Technology Officer at Lifespan, Inc., a not-for-profit, integrated, academic health system, a company which he originally joined in May 1996. Prior to joining Lifespan, Mr. Hemendinger served in various network information services, engineering systems and product design and manufacturing positions at a broad range of companies, including C.R. Bard Inc., Davol Inc., and CadWorks Inc. Mr. Hemendinger holds a B.S. from The State University College at Buffalo and a M.B.A. from Bryant University.

Kenneth Price, 51, is our President of Global Sales & Marketing. Prior to joining our company in January 2014, Mr. Price co-founded S-K Victory LLC, where he launched its Fairy Tale High doll line at the 2013 New York International Toy Show. From 2001 to 2012, Price was Executive Vice President of Sales at Jakks Pacific, a leading designer and marketer of toys and consumer products that feature popular brands and children’s toy licenses.

Prior to his tenure at Jakks, he was Co-Founder and Executive Vice President of Sales at Toy Max, Inc. Mr. Price earned a Master’s Degree in Business Administration, Marketing from Hofstra University and his Bachelor’s Degree in Business Administration and Management from SUNY Albany.

EXECUTIVE COMPENSATION

Executive Summary

We are a designer, manufacturer and distributor of a range of juvenile health, safety and wellness products, and are part of an industry that is highly competitive and has many participants.  Our ability to compete effectively in our industry is dependent in part on our ability to attract, motivate and retain key management personnel and other qualified employees.  The Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended over time to bring base salaries and total executive compensation in line with approximately the median (50th percentile) of the companies represented in our peer group.  Short-term incentive compensation, based on the achievement of specified goals and objectives, may be awarded in the form of a cash performance bonus.  We also provide incentive compensation in the form of equity awards to reward our executives for long-term company performance and to align their interests with the interests of our stockholders.  Total compensation may vary significantly from year-to-year based on total company and business unit performance.

Company Performance in 2013

In 2013, our company continued to focus on our strategy to improve top-line growth and profitability by focusing on developing and selling higher-margin products representing our own core brands.  We continued our cost reduction and restructuring efforts, and exited certain lower-margin licensing arrangements.  These actions, as well as slower than anticipated sales with a major retailer, resulted in lower revenues in 2013 as compared to 2012, as reflected in the following chart:

While we continued to improve inventory management, reduced our outstanding debt as compared to 2012 and reduced expenses in 2013, we unfortunately did not achieve all of our 2013 financial goals.  As a result, no incentives were paid under our annual short-term cash incentive plan for performance in 2013.

2013 Pay Decisions

Our pay decisions in 2013 were conservative in light of the current business environment as well as our financial performance.  Certain of our named executive officers, including our Chief Executive Officer, agreed to salary reductions in 2013 as part of our cost reduction initiatives.  Our equity awards granted in 2013 were generally at or below the market 25th percentile for similar companies.  These awards were granted to help retain key executive and employee talent during our company’s challenging times.

The following chart shows the mix of total direct compensation actually earned by our Chief Executive Officer for 2013, with fixed compensation reflecting base salary and variable compensation reflecting stock option and restricted stock awards.  No bonuses were paid for performance in 2013.

CEO 2013 Total Direct Compensation

Compensation Philosophy and Objectives

Our Board of Directors has appointed a Compensation Committee consisting of independent directors as required by applicable SEC and Nasdaq Stock Market rules.  The Compensation Committee is authorized to determine and approve, or make recommendations to our Board of Directors with respect to, the compensation of our Chief Executive Officer and our other executive officers and to grant or recommend the grant of stock-based compensation to our Chief Executive Officer and other executive officers.  The Compensation Committee also reviews our compensation policies and practices for all employees.

Our philosophy is to compensate our executives at levels that enable us to attract, motivate, and retain highly qualified executives.  As our business evolves, we seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives.  We will continue to establish an annual bonus program designed to reward individuals for performance based primarily on our financial results and their achievement of personal and corporate goals that contribute to our long-term goal of building stockholder value.  Grants of stock-based awards are intended to provide additional incentive to work to enhance long-term total return to stockholders and to align the interests of our executives with those of our stockholders.  Total compensation levels reflect the positions, responsibilities, tenure, individual experience and achievement of goals.  As a result of our performance-based philosophy, compensation levels may vary from year-to-year and among our various executive officers with fixed and variable pay components.

Compensation Components

Each year the Compensation Committee reviews the various components of executive compensation to determine an appropriate mix for each named executive officer, as described below.  In determining each component of an executive’s compensation, numerous factors are considered, including:

•                  the individual’s particular background and circumstances, including prior relevant work experience;

•                  the demand for individuals with the individual’s specific expertise and experience;

•                  the individual’s role with us and the compensation paid to similar positions determined through benchmark studies;

•                  the individual’s performance and contribution to the achievement of company goals and objectives;

•                  comparison to other executives within our company; and

•                  the overall financial performance of our company.

Our policy for allocating between short-term and long-term compensation is to ensure adequate annual cash compensation to attract and retain personnel, while providing incentives (in the form of equity awards) to maximize long-term value for our company and our stockholders. Accordingly, (i) we provide cash compensation in the form of base salary and annual incentive bonuses to meet competitive salary norms and reward good performance on an annual basis and (ii) we provide non-cash compensation in the form of stock-based awards to reward superior performance against long-term objectives.

Base Salary.  The Compensation Committee strives to provide that the named executive officers are paid a base salary that is competitive with salaries paid by comparable companies for similar work, based on each executive’s experience and performance.  As noted below in “Compensation Benchmarking,” we target cash compensation at market median levels to help attract and retain executive talent.  When setting executive pay, the Compensation Committee considers a combination of factors as outlined in the bulleted list above.

Following the end of each fiscal year, the Compensation Committee reviews executive officers’ base salaries, including the Chief Executive Officer’s salary, based on a review of performance, achievement of specific short-term goals and our company’s performance in the prior year.  The Compensation Committee also meets with the Chief Executive Officer to review his or her base salary recommendations for other named executive officers, including his or her performance evaluation of all such persons and the basis of his or her recommendations, including the scope of each person’s duties, oversight responsibilities and individual objectives and goals against results achieved for the applicable fiscal year.

Although our compensation philosophy targets the market median, we have been unable to provide salaries at this level due to company performance.  In 2013, base salaries for the CEO and other executives were below the market median.

Annual Incentive Bonus.  Our company generally uses short-term cash-based incentive compensation programs to recognize and reward executive officers and other employees who contribute meaningfully to an increase in stockholder value and profitability.  In general, the funding of the annual incentive bonus pool is dependent upon our company’s targeted earnings before interest, taxes, depreciation and amortization (before deducting incentive compensation).  Each named executive officer has the ability to receive up to 200% of his or her target bonus award opportunity based on our company and the individual achieving stretch (or superior) performance levels.  The percentage of the bonus actually paid to each named executive officer depends on the attainment of corporate financial targets and individual performance goals.

Long-Term Equity Incentive Awards.  The Compensation Committee believes that stock-based compensation ensures that our executive officers have a continuing stake in the long-term success of our company.  In general, long-term incentive awards are targeted between the 25th and 50th-percentiles of the compensation peer group with appropriate adjustments for individual and company performance, though historically awards have generally been at or below the 25th percentile market level.  Long-term incentive awards have been in the form of stock options or restricted stock awards, or a combination of both types of awards.  Vesting for these awards extends over a four-year period, with 25% of the total number of shares subject to an award vesting each year beginning on the first anniversary of the date of grant.  If a named executive officer leaves our company prior to the completion of the applicable vesting schedule, the unvested portion of the option or stock grant is forfeited unless otherwise provided in his or her employment agreement or termination agreement.

In administering our long-term incentive compensation programs, we also consider our “burn rate,” which measures the potential future dilution to our stockholders as a result of long-term equity incentive awards granted each year.  In 2012, our Board of Directors committed to maintain an average annual burn rate over a three-year period that does not exceed 3.5% of our weighted shares of common stock outstanding with respect to the number of shares subject to awards granted over the three fiscal years 2012-2014.  For fiscal year 2013, our three-year average burn rate was 3.14% which is below our stated commitment.

Perquisites and Fringe Benefits.  We provide only certain executive fringe benefits.  Our executive officers receive health and welfare benefits, such as group medical, dental, life and long-term disability coverage, under plans generally available to all other employees. We believe that our executives should be able to provide for their retirement needs from the total annual compensation they earn based on our performance. Accordingly, other than an employer matching contribution under our Section 401(k) plan, which is the same that we provide all of our employees, we do not offer our executives any nonqualified pension plans, supplemental executive retirement plans, deferred compensation plans or other forms of compensation for retirement.  We may, however, provide for fringe benefits in individually negotiated executive employment agreements in order to attract and retain key executives who are essential to the long-term success of our company.

Role of the Compensation Committee and Management

The Compensation Committee of our Board of Directors currently determines the compensation of our Chief Executive Officer and our other executive officers.  Annually, our Compensation Committee evaluates the performance of our Chief Executive Officer and determines the compensation of our Chief Executive Officer in light of the goals and objectives of our compensation program for that year.  Our Compensation Committee annually assesses the performance of our other executive officers and considers recommendations from our Chief Executive Officer when determining the compensation of our other executive officers.  As discussed below, the Compensation Committee also considers input from other independent directors, our compensation consultant and benchmarking studies and surveys, but retains absolute discretion as to whether to adopt any recommendations as it deems appropriate.

At the request of our Compensation Committee, our Chief Executive Officer generally attends our Compensation Committee meetings, including meetings at which our compensation consultant is present.  This enables our Compensation Committee to review with our Chief Executive Officer the corporate and individual goals that our Chief Executive Officer regards as important to achieve our overall success.  Our Compensation Committee also requests our Chief Executive Officer to assess the performance versus goals for our other executive officers.  Although the participation of our Chief Executive Officer could influence performance targets and individual goals, including the targets and goals set for our Chief Executive Officer, our Compensation Committee ultimately makes all determinations regarding individual and corporate goals and targets.  Our Chief Executive Officer does not attend any portion of meetings at which his or her compensation is discussed.

Additionally, as part of ongoing efforts to drive outstanding operational and financial performance, the Compensation Committee will, in consultation with its independent compensation consultant, consider changes to our compensation programs as appropriate in response to input from stockholders through our annual Say on Pay vote and evolving factors such as the business environment and competition for talent.

The Compensation Committee has authority to retain (at our company’s expense) outside counsel, compensation consultants and other advisors to assist as needed.  The Compensation Committee considers input and recommendations from our outside compensation consultants in connection with its review of our company’s compensation programs and its annual review of the performance of the other executive officers.  The Compensation Committee has engaged the services of an independent compensation consultant, Pearl Meyer & Partners, LLC, or PM&P.  As further described below, PM&P has assisted the Compensation Committee from time to time with executive compensation matters.  The Compensation Committee retains PM&P directly, although in carrying out assignments PM&P also interacts with management when necessary and appropriate to obtain compensation and performance data.  As required under SEC rules, the Compensation Committee reviews the services of its compensation consultants to evaluate whether any conflicts of interest are raised, taking into consideration certain factors, including whether the consultant provides any other services to our company, the amount of fees our company pays to the consultant, whether there are any business or personal relationship with an executive officer of our company or with any committee member, and whether the consultant owns any stock of our company.  The Compensation Committee determined, based on its evaluation, that the work of PM&P has not created any conflict of interest.  On an annual basis, the Compensation Committee will continue to monitor the independence of its compensation consultants.

Role of the Compensation Consultant

The Compensation Committee retains PM&P to provide advice on various compensation matters and recommends compensation program designs, including market trends, peer group composition and compensation for our executive officers.  PM&P reports directly to the Compensation Committee, meets the independence requirements of applicable SEC rules and does not provide any other services to our company beyond those requested or approved by the Compensation Committee.  PM&P regularly attends meetings of the Compensation Committee, either in person or by telephone.  In 2013, PM&P assisted the Compensation Committee with the following:

•                  attended Compensation Committee meetings as requested;

•                  provided advice and analysis regarding non-executive director compensation generally;

•                  reviewed and provided comments on named executive officers’ compensation and the disclosure regarding executive compensation in the proxy statement for the 2013 annual meeting of stockholders; and

•                  provided analysis of market practices with respect to change of control agreements.

•                  Assisted the company in understanding its alignment of pay and performance.

•                  Provided help in establishing a new share request under the long-term incentive plan.

Compensation Benchmarking

In determining compensation levels, the Compensation Committee believes that it is important when making compensation-related decisions to be informed as to the practices of publicly-held companies of similar size, revenue and market focus.  As a result, the Compensation Committee relies on its independent compensation consultant to help define the appropriate competitive market using a combination of peer group companies and industry-specific compensation surveys.

In 2013, the Compensation Committee did not undertake a review of our company’s peer group used in making pay decisions regarding executive officer and director compensation, and therefore the peer group remained substantially the same as 2012 and consisted of:

Acme United Corporation	JAKKS Pacific, Inc.
A.T. Cross Company	Kid Brands, Inc.
Crown Crafts, Inc.	Physician Formula Holdings, Inc. (acquired by Markwins Int’l on
Delta Apparel, Inc.	12/12/2012)
Gaiam, Inc.	Rocky Brands, Inc.
iRobot Corporation	Zumiez, Inc.

Named Executive Officer Compensation in 2013

Our named executive officers for 2013 were Jason Macari, our Chief Executive Officer until January 31, 2014; Paul Francese, our Chief Financial Officer; David Hemendinger, our Chief Information Officer; and Elizabeth Jackson, our former Chief Marketing Officer, who left the company in November 2013. Ms. Bramson, our current principal executive officer, is not included as a named executive officer as she was appointed our Chief Executive Officer in February 2014, after the end of our fiscal year.

Base Salaries.  As is our practice, we review base salaries for our executive officers each fiscal year.  In 2013, no increases were approved.  Please see the Summary Compensation Table below for the actual amounts paid to our named executive officers in 2013.

Annual Incentive Bonus.  Our 2013 incentive bonus program was broad-based with executive officers and all other employees eligible to participate.  The funding of the 2013 annual incentive bonus cash pool is dependent upon the achievement of a certain level of profitability, namely our company’s pre-bonus EBITDA (earnings before interest, taxes, depreciation and appreciation).  For 2013, the target pre-bonus EBITDA was $21.0 million, which if achieved would result in a total cash bonus pool of $2.1 million.  The actual amount of the cash bonus pool to be funded for 2013 was dependent on the level of achievement of that target, as set forth below:

EBITDA Achievement	Pre-Bonus EBITDA Triggers (in thousands)	Bonus Payout	Total Payout (in millions)
140% +	$29,400	200%	$4.2
130 - 139%	$27,300	175%	$3.7
120 - 129%	$25,200	150%	$3.2
110 - 119%	$273,100	125%	$2.6
100-109%	$21,000	100%	$2.1
100%	$21,000	100%	$2.1
90% - 99%	$18,900	80%	$1.7
80% - 89%	$16,800	60%	$1.3
70% - 79%	$14,700	40%	$0.8
< 70%	$14,699	No Bonus	—

Following the end of 2013, we determined that pre-bonus EBITDA for 2013 did not meet the threshold amount needed to fund the cash pool for the annual incentive bonus.  Therefore, the Compensation Committee determined not to fund the annual incentive bonus pool in 2013.  As a result, no cash bonuses were paid to our named executive officers or any other employees for 2013 performance.

Long-Term Equity Incentive Awards.  For 2013, our annual equity-based incentive compensation awards for executive officers and senior management employees were in the form of restricted stock awards and stock options.  The amount of annual equity-based awards granted to each executive officer during 2013 reflected the executive’s position within our company, their individual performance and equity-based awards by comparable companies for comparable positions, with the goal to bring the executive within the 25th percentile of such comparable companies.  The vesting schedule for our equity-based awards is 25% per year, with vesting beginning on the first anniversary of the grant date.  The vesting schedule is designed to encourage executives to continue in the employ of our company.  Each executive forfeits the unvested portion, if any, of the equity-based awards if the executive’s service to our company is terminated for any reason, except as may otherwise be determined by our Board of Directors.

Mr. Macari’s individual performance goals for 2013, each of which were given a different weighting, included (i) attaining pre-bonus EBITDA target of $21.0 million, subject to strategic changes; (ii) reducing our debt to EBITDA ratio; (iii) staffing e-commerce and growing online sales; (iv) working to build sales and achieve net margin improvement; and (v) focusing on efficiency and improved product profitability.  In June 2013, Mr. Macari was awarded an option to purchase 58,000 shares and a restricted stock award of 31,000 shares.

Mr. Francese’s individual performance goals for 2013 included (i) achieving certain financial goals, such as supporting the organization to grow sales and improve profitability, improving working capital management, and restructuring debt; and (ii) achieving certain management and leadership goals, such as assessing our finance capabilities and seeking process improvements. In June 2013, Mr. Francese was awarded an option to purchase 22,500 shares and a restricted stock award of 12,000 shares.

Mr. Hemendinger’s individual performance goals for 2013 included (i) achieving certain financial goals, such as supporting the organization to achieve targeted pre-bonus EBITDA of $21.0 million, net sales of $245 million and gross margin of 32.9%; (ii) achieving certain management and leadership goals, such as fully deploying employee performance reviews and developing e-commerce; (iii) achieving certain customer goals, such as meeting or exceeding retailer score/ratings and improving customer relations support and customer service response times, and (iv) certain operational goals, such as improving inventory turns and completing implementation of warehouse management and sales software programs.  In June 2013, Mr. Hemendinger was awarded an option to purchase 22,500 shares and a restricted stock award of 12,000 shares.

Ms. Jackson was our Chief Marketing Officer from March 2013 until November 2013.  Prior to becoming our Chief Marketing Officer, Ms. Jackson was an independent consultant to our company.  In connection with her hire as an employee as the Chief Marketing Officer, Ms. Jackson was awarded an option to purchase 40,000 shares and a restricted stock award of 20,000 shares.  In addition, in June 2013, she was awarded an option to purchase 8,000 shares and a restricted stock award of 4,000 shares.  Because Ms. Jackson departed prior to the end of the fiscal year, she was not eligible to receive any bonus for 2013 performance.  In connection with her departure, Ms. Jackson received a severance payment of $25,000 and we agreed to allow an additional 5,000 shares under one of her restricted stock awards to vest.

SUMMARY COMPENSATION TABLE

The following table sets forth, for the years ended December 31, 2012 and December 31, 2013, information regarding compensation of (i) our Chief Executive Officer during 2013; (ii) our two most highly compensated executive officers other than our Chief Executive Officer serving at the end of 2013; and (iii) an individual who was designated as an executive officer during 2013 but departed our company prior to the end of our fiscal year. Such officers are collectively referred to as our “named executive officers.” Ms. Bramson, our current principal executive officer, is not included in the table below as she was appointed our Chief Executive Officer in February 2014, after the end of our fiscal year.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)

Jason P. Macari (2)	2013	$371,700	$104,780	$102,660	$23,338		$602,478
Former Chief Executive Officer	2012	$378,923	$138,273	$145,000	$29,725		$691,921

Paul Francese	2013	$260,000	$40,560	$39,825	$26,458	(3)	$366,843
Chief Financial Officer	2012	$75,000	$46,400	$48,880	—		$170,280

David S. Hemendinger (4)	2013	$273,969	$40,560	$39,825	$6,946		$361,300
Chief Information Officer	2012	$267,077	$35,759	$37,500	—		$340,336

Elizabeth Jackson (5)	2013	$229,935	$58,720	$61,760	$29,951		$380,366
Former Chief Marketing Officer

(1)         The amounts for 2013 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  Assumptions used in the calculation of these amounts are included in Note 7 to our audited consolidated financial statements for the fiscal year ended December 31, 2013, included in our Annual Report on Form 10-K filed with the SEC on March 11, 2014.

(2)         Mr. Macari’s employment as our Chief Executive Officer ended on January 31, 2014.  The amount in the “All Other Compensation” column for 2013 includes (i) $15,988 for automobile benefit and (ii) $7,350 of contributions to our company’s 401(k) plan.  Mr. Macari agreed to a 10% voluntary salary reduction from April 2013 through the end of 2013.

(3)         Includes (i) $19,558 of relocation expenses paid by our company on behalf of Mr. Francese and (ii) $6,900 of contributions to our company’s 401(k) plan.

(4)         Mr. Hemendinger agreed to a 10% voluntary salary reduction from October 2013 through the end of 2013.  Represents contributions to our company’s 401(k) plan.

(5)         Ms. Jackson served as our Chief Marketing Officer from April 2013 until November 2013.  In addition to amounts received as our Chief Marketing Officer, the amounts reflected in the “Salary,” “Stock Awards” and “Option Awards” columns include amounts paid or awarded to Ms. Jackson in 2013 while she was an independent consultant to our company.  The amount in the “All Other Compensation” for 2013 column represented a payment made to Ms. Jackson in connection with her separation from our company in November 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about outstanding equity awards held by the named executive officers at the end of 2013:

	Option Awards					Stock Awards
Name	Award Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares or Units that have not Vested (2)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units that have not Vested

Jason P. Macari	01/05/2009	310,000	—	$2.14	01/05/2019	—	—
	06/16/2011	—	—	—	—	15,406	$27,885
	04/16/2012	11,472	34,414	$5.55	04/16/2022	—	—
	04/16/2012	—	—	—	—	18,685	$33,820
	06/12/2013	—	58,000	$3.38	06/12/2023	—	—
	06/12/2013	—	—	—	—	31,000	$56,110

Paul Francese	09/11/2012	10,000	30,000	$2.32	09/11/2022	—	—
	09/11/2012	—	—	—	—	15,000	$27,150
	06/12/2013	—	22,500	$3.38	06/12/2023	—	—
	06/12/2013	—	—	—	—	12,000	$21,270

David S. Hemendinger	11/21/2011	20,000	20,000	$6.70	11/21/2021	—	—
	11/21/2011	—	—	—	—	10,000	$18,100
	04/16/2012	2,967	8,900	$5.55	04/16/2022	—	—
	04/16/2012	—	—	—	—	4,832	$8,746
	06/12/2013	—	22,500	$3.38	06/12/2023	—	—
	06/12/2013	—	—	—	—	12,000	$21,720

Elizabeth Jackson (3)	06/13/2012	1,750	—	$2.86	02/15/2014	—	—
	03/07/2013	—	—	—	—	5,000	$9,050

(1)     For option grants made in 2009, the vesting schedule is as follows: 25% of the total number of shares subject to the options vested on the date of grant, and 25% of total number of shares subject to the options vest and become exercisable on each of the first, second and third anniversaries of the date of grant.  For option grants made after 2009, the vesting schedule is as follows: 25% of the total number of shares subject to the options vest and become exercisable on each of the first, second, third and fourth anniversaries of the date of grant.

(2)     Restricted stock grants have a vesting schedule as follows: 25% of the total number of shares underlying the award vest on each of the first, second, third and fourth anniversaries of the date of grant.

(3)     Ms. Jackson’s employment with our company ended in November 2013.  The awards reflected in this table are awards that were vested and exercisable as of December 31, 2013.

Employment Arrangements and Change in Control Agreements with Named Executive Officers

Jason P. Macari, former Chief Executive Officer

Employment Agreement including Change of Control Provisions.  In February 2010, we entered into an employment agreement with Mr. Macari and Mr. Macari agreed to serve as our Chief Executive Officer. He was entitled to receive an initial base salary of $375,000 per annum, subject to increase at the end of each year at the discretion of the Compensation Committee.  The agreement has a term of three years, and automatically renews for successive one-year terms unless we or Mr. Macari give notice of non-renewal within sixty days of expiration of the applicable term, subject to earlier termination in accordance with the terms of the agreement.  The initial three-year term of the agreement ended in February 2013.  As discussed below under “2014 Developments,” we determined not to renew the agreement and his term ended January 31, 2014.

The agreement provided that Mr. Macari was eligible to participate in our performance incentive plans and to receive a target annual bonus of 100% of his salary if specified financial targets and performance criteria as set forth annually in our performance incentive plans were achieved.  Mr. Macari was eligible to participate in any other compensation plan or other perquisites generally made available to our executive officers from time to time.

If Mr. Macari’s employment was terminated by Mr. Macari for “good reason,” by us “without cause,” or due to the death or disability of Mr. Macari: we agreed (1) to pay Mr. Macari all base salary and unreimbursed expenses which have accrued through the termination date, (2) to pay Mr. Macari’s base salary in accordance with normal payroll procedures for a period of twenty four months, (3) to provide Mr. Macari with health and dental insurance for a period of twenty four months except where comparable health and dental insurance is available from subsequent employer, and (4) any and all options granted to Mr. Macari will immediately vest.  If Mr. Macari’s employment was terminated by Mr. Macari other than for “good reason,” or by us “with cause,” we agreed to pay to Mr. Macari all base salary and unreimbursed expenses which have accrued through the termination date.  The agreement also contained non-competition and similar covenants which remain in effect for a period of twenty four months following the termination of Mr. Macari’s employment.

The agreement also contained a change of control provision which provided that, (1) if there is a change of control and (2) Mr. Macari’s employment was terminated (other than with cause, due to the death or disability of Mr. Macari or by Mr. Macari for good reason) within twelve months of such Change of Control, then Mr. Macari would be entitled to a lump sum cash payment equal to the sum of (i) two times Mr. Macari’s base salary for the previous twelve months and (ii) the average of Mr. Macari’s annual cash bonuses for the two fiscal years preceding the fiscal year in which the termination occurs, as well as health and dental insurance for a period of one year, except where comparable health and dental insurance is available from a subsequent employer.

Separation Agreement and Release.  As noted below under “2014 Developments,” in 2014, we entered into a Separation Agreement and Release with Mr. Macari.

Paul Francese, Chief Financial Officer

Change of Control Agreement.  In November 2013, we entered into an amended and restated change of control agreement with Mr. Francese.  Under the change of control agreement, Mr. Francese is entitled to certain payments and benefits if (1) there is a change of control and (2) within twelve months thereafter his employment is terminated, other than for cause or due to the death or disability or by Mr. Francese for good reason.  If these events occur, (i) Mr. Francese is entitled to a severance payment equal to 100% of his then current annual base salary, continued benefits, and any earned or accrued bonus for the year in which he was terminated.  The change of control agreement also contains non-competition and similar covenants that remain in effect for a period of twelve months.  The change of control agreement terminates in October 2015.

David S. Hemendinger, Chief Information Officer

Change of Control Agreement.  In November 2013, we entered into an amended and restated change of control agreement with Mr. Hemendinger.  Under the change of control agreement, Mr. Hemendinger is entitled to certain payments and benefits if (1) there is a change of control and (2) within twelve months thereafter his employment is terminated, other than for cause or due to the death or disability or by Mr. Hemendinger for good reason.  If these events occur, (i) Mr. Hemendinger is entitled to a severance payment equal to 100% of his then current annual base salary, continued benefits, and any earned or accrued bonus for the year in which he was terminated.  The change of control agreement also contains non-competition and similar covenants that remain in effect for a period of twelve months.  The change of control agreement terminates in October 2015.

Elizabeth Jackson, Former Chief Marketing Officer

Ms. Jackson served as our Chief Marketing Officer from April through November 2013.  Under the terms of our offer letter to Ms. Jackson, Ms. Jackson was entitled to an annual base salary of $260,000, and was eligible to participate in our short-term incentive bonus program with a target equal to 30% of her base salary based on our company’s and her personal performance.  Ms. Jackson was also eligible to participate in our standard employment benefit plans.  In connection with her departure from our company in November 2013, Ms. Jackson received a severance payment of $25,000, and we agreed to allow an additional 5,000 shares under one of her restricted stock awards to vest.

Retirement Plans

We have a Section 401(k) plan and provide an employer matching contribution, which is the same that we provide all of our employees. We do not offer our executives any nonqualified pension plans, supplemental executive retirement plans, deferred compensation plans or other forms of compensation for retirement.

2014 Developments

On January 13, 2014, our Board of Directors determined not to renew Mr. Macari’s employment agreement, and our Board of Directors appointed Carol Bramson, a director of our company, as our President and Chief Executive Officer, effective February 1, 2014.

Separation Agreement with Mr. Macari.  On January 15, 2014, we entered into a Separation Agreement and Release with Mr. Macari in connection with his departure as our President and Chief Executive Officer effective February 1, 2014 (the “Separation Date”).  Pursuant to the terms of the Separation Agreement, Mr. Macari agreed to be available to consult with our company during the six-month period following the Separation Date, which may be extended for an additional six months at our election, subject to mutual agreement regarding compensation for such additional services.  In addition, for a period of 18 months following the Separation Date, Mr. Macari agreed not to directly or indirectly compete with our company, or to solicit employees, customers or suppliers of our company.  In consideration of his general release of any claims against our company, over a period of 18 months following the Separation Date, Mr. Macari will receive (i) cash payments in the gross amount of approximately $600,000, payable over the 18-month period, (ii) continued medical and dental coverage, and (iii) continued vesting of outstanding, unvested equity awards.  At the end of such 18-month period, all unexercised, vested stock options shall remain exercisable and shall not terminate until 90 days following the end of such 18-month period, and any remaining unvested equity awards will be forfeit.  If Mr. Macari breaches certain covenants under the Separation Agreement, we may suspend vesting of the equity awards and payment of any consideration to Mr. Macari and seek to recover consideration paid to Mr. Macari, and Mr. Macari will be deemed to have resigned from his position as a director of our company.  Mr. Macari remains a director of our company, provided that he has agreed to resign from our Board of Directors on the earlier of (i) a deemed resignation in connection with the breach by him of certain covenants under the Separation Agreement, (ii) his voluntary resignation and (iii) the date eighteen months from the Separation Date.

Employment Agreement with Ms. Bramson.  On January 16, 2014, in connection with her appointment as President and Chief Executive Officer, we entered into an employment agreement with Ms. Bramson.  Pursuant to the employment agreement, Ms. Bramson agreed to serve as our President and Chief Executive Officer effective February 1, 2014 continuing until January 31, 2015, provided the employment agreement is not terminated earlier in accordance with its terms.  Ms. Bramson will receive a salary at an annual gross rate of $350,000, and will be eligible to receive a cash bonus in the minimum amount of $100,000 under our annual short-term incentive plan.  Ms. Bramson is eligible to participate in our long-term incentive plan and any other bonus plans, as determined by the Compensation Committee, and is eligible to receive all medical, dental and other benefits to the same extent as provided to other senior management employees.  Ms. Bramson received a stock option to purchase 200,000 shares of our common stock at an exercise price equal to the closing price of the common stock on the effective date of her appointment, which vests and becomes exercisable in 12 equal monthly installments, subject to Ms. Bramson’s continued employment.  In the event of a change in control of our company or a termination of Ms. Bramson’s employment by us without cause, the vesting of the option accelerates in full.  We or Ms. Bramson may terminate the employment agreement upon 30 days’ prior notice for any reason.  If we terminate the employment agreement without cause, then depending on the date of such termination, we will continue to pay Ms. Bramson a portion of or all of her salary and provide benefits for a period of time following such termination, and Ms. Bramson will be entitled any bonus earned as of such termination date and to the acceleration of vesting of her stock option as noted above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2009, our wholly owned subsidiary, Summer Infant (USA), Inc. (“Summer USA”), entered into a definitive agreement with Faith Realty II, LLC, a company whose members are Jason P. Macari, our former Chief Executive Officer and a current director, and his spouse. Under this agreement, Faith Realty purchased our corporate headquarters located at 1275 Park East Drive, Woonsocket, Rhode Island and subsequently leased the headquarters back to Summer USA.  Faith Realty purchased the Headquarters for $4,052,500 and then leased the headquarters back to Summer USA for an annual rent of $390,000 for an initial seven-year term, payable monthly and in advance.  The lease expires on its seventh anniversary unless an option period is exercised by Summer USA.  If Summer USA elects to exercise the option, Summer USA will have the opportunity to extend the lease for one additional period of five years, and the annual rent for the first two years of the extension will be $429,000 and for the final three years of the extension will be $468,000.  In addition, during the first six months of the last lease year of the initial term of the lease, Summer USA has the option to repurchase the headquarters for $4,457,750, or 110% of the initial sales price.

OTHER MATTERS

We know of no other matters that may come before the 2014 Annual Meeting.  If any other matters should properly come before the 2014 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.  This discretionary authority is conferred by the proxy.

By Order of the Board of Directors,

Carol Bramson, Chief Executive Officer

June 27, 2014

ANNEX A

[As Proposed to be Amended]

SUMMER INFANT, INC.

2012 INCENTIVE COMPENSATION PLAN

1.                                      Purpose.  The purpose of this Summer Infant, Inc. 2012 Incentive Compensation Plan (the “Plan”) is to assist Summer Infant, Inc., a Delaware corporation (the “Company”) and its Related Entities (as defined in Section 2) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company thereby strengthening the mutuality of interests between such persons and the Company’s stockholders, and by providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

2.                                      Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below:

(a)                                 “Asset Sale” has the meaning set forth in Section 9(b)(iii).

(b)                                 “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(c)                                  “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(d)                                 “Beneficiary” means one or more persons or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b).  If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person or trust entitled by will or the laws of descent and distribution to receive such benefits.

(e)                                  “Beneficial Owner” and “Beneficial Ownership” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act and any successor to such rule.

(f)                                   “Board” means the Company’s Board of Directors.

(g)                                  “Business Reorganization” has the meaning set forth in Section 9(b)(iii).

(h)                                 “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement.  In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity.  The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(i)                                     “Change in Control” has the meaning set forth in Section 9(b).

(j)                                    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(k)                                 “Committee” means the compensation committee of the Board or other committee designated by the Board to administer the Plan and which is comprised of not less than two Non-Employee Directors who are independent.

(l)                                     “Company” has the meaning set forth in Section 1.

(m)                             “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(n)                                 “Continuing Entity” has the meaning set forth in Section 9(b)(iii).

(o)                                 “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider.  Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement).  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(p)                                 “Controlling Interest” has the meaning set forth in Section 9(b)(i).

(q)                                 “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(r)                                    “Director” means a member of the Board or the board of directors of any Related Entity.

(s)                                   “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(t)                                    “Dividend Equivalent” means a right, granted to a Participant under Section 6(e), to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a Restricted Stock Unit Award.

(u)                                 “Effective Date” means the effective date of the Plan, which shall be the Stockholder Approval Date.

(v)                                 “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity.  The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options.  An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(w)                               “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(x)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(y)                                 “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee.  Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date immediately preceding the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(z)                                  “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(aa)                          “Incumbent Board” has the meaning set forth in Section 9(b)(ii).

(bb)                          “Nasdaq” means The NASDAQ Stock Market, LLC.

(cc)                            “Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

(dd)                          “Option” means a right granted to a Participant under Section 6(b) to purchase Shares or other Awards at a specified price during specified time periods.

(ee)                            “Option Proceeds” means the cash actually received by the Company for the exercise price in connection with the exercise of Options that are exercised after the Effective Date, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options, which tax benefit shall be determined by multiplying (i) the amount that is deductible for Federal income tax purposes as a result of any such option exercise (currently, equal to the amount upon which the Participant’s withholding tax obligation is calculated), times (ii) the maximum Federal corporate income tax rate for the year of exercise. With respect to Options, to the extent that a Participant pays the exercise price or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amounts so paid in Shares.

(ff)                              “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(gg)                            “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(hh)                          “Outstanding Company Stock” has the meaning set forth in Section 9(b)(i).

(ii)                                  “Outstanding Company Voting Securities” has the meaning set forth in Section 9(b)(i).

(jj)                                “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(kk)                          “Performance Award” means cash, Shares or other Awards granted to any Eligible Person on terms and conditions established by the Committee pursuant to Section 6(g).

(ll)                                  “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(mm)                  “Performance Share” means any grant pursuant to Section 6(g) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(nn)                          “Performance Unit” means any grant pursuant to Section 6(g) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(oo)                          “Person” shall have the meaning given to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(pp)                          “Plan” has the meaning set forth in Section 1.

(qq)                          “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(rr)                                “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ss)                              “Restricted Stock Award” means an Award granted to a Participant under Section 6(d).

(tt)                                “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(uu)                          “Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 6(e).

(vv)                          “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(ww)                      “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(xx)                          “Section 409A Plan” has the meaning set forth in Section 7(e)(ii).

(yy)                          “Shares” means the shares of common stock of the Company, par value $0.0001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c).

(zz)                            “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the Stock Appreciation Right is exercised over the Fair Market Value on the date the Stock Appreciation Right was granted as set forth in the applicable Award Agreement.

(aaa)                   “Stockholder Approval Date” means the date on which this Plan is approved by the stockholders of the Company eligible to vote thereon, by a vote sufficient to meet the requirements Sections 162(m) and 422 of the Code, Rule 16b-3 under the Exchange Act and applicable requirements under the rules of the Nasdaq.

(bbb)                   “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ccc)                      “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the Effective Date, or (iii) with which the Company or any Related Entity combines.

3.                                      Administration.

(a)                                 Authority of the Committee.  The Plan shall be administered by the Committee except to the extent (and subject to the limitations imposed by Section 3(b)) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the independent members of the Board.  The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.

(b)                                 Manner of Exercise of Committee Authority.  The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), to the extent necessary in order for such Award to so qualify; and (iii) with respect to any Award to a Non-Employee Director.  Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) or other persons claiming rights from or through a Participant, and stockholders.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may, in its sole discretion, delegate to one or more officers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including the granting of Awards and administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.  The Committee may appoint agents to assist it in administering the Plan.  Any such delegation to grant Awards shall be set forth in writing and shall specify the persons authorized to act thereunder, include limitations as to type and amount of Awards that may be granted during the period of the delegation and contain guidelines as to the determination of the exercise price and the vesting criteria.  The Committee must deliver the written evidence of the delegation to the Company’s Chief Financial Officer and Chief Executive Officer before any delegated authority may be exercised.  The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the Plan.

(c)                                  Limitation of Liability.  The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan.  Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.                                      Shares Subject to Plan.

(a)                                 Limitation on Overall Number of Shares Available for Delivery Under Plan.  Subject to adjustment as provided in Section 10(c), the total number of Shares reserved and available for delivery under the Plan shall be ~~500,000~~ 1,100,000.  Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)                                 Application of Limitations to Grants of Awards.  No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.  Notwithstanding anything in Section 4(c) to the contrary and subject to adjustment as provided in Section 10(c), the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 500,000 Shares.

(c)                                  Availability of Shares Not Delivered under Awards.  If any Awards are forfeited, expire or otherwise terminate without issuance of such Shares, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to the limitations set forth in this Section 4(c).

Notwithstanding the foregoing, the following Shares shall not be again available for delivery with respect to Awards under the Plan:  (i) Shares tendered or held back by the Company upon exercise of an Option or settlement of another Award (either actually or by attestation) and (ii) Shares tendered or held back by the Company to cover tax withholding liabilities arising from such Option or other Award (either actually or by attestation).

In addition, Shares subject to a Stock Appreciation Right that are not issued upon the net settlement of the Stock Appreciation shall not be available for delivery with respect to Awards under the Plan.  Shares repurchased by the Company on the open market using Option Proceeds shall not be available for Awards under the Plan.

Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period.  Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its stockholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s stockholders under the rules of the Nasdaq.

5.                                      Eligibility; Per-Person Award Limitations.  Awards may be granted under the Plan only to Eligible Persons.  Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than ~~500,000~~ 750,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock-Based Awards with respect to more than ~~500,000~~ 750,000 Shares.  In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is $3,000,000 with respect to any 12-month Performance Period.

6.                                      Specific Terms of Awards.

(a)                                 General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award.  Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.  Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b)                                 Options.  The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i)                                     Exercise Price.  Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option.  If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c)(i) and (ii), without prior approval of the Company’s stockholders the Committee shall not be permitted to: (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Nasdaq, including through a cancellation and re-grants or cancellation of Options in exchange for cash.

(ii)                                  Time and Method of Exercise.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii)                               Incentive Stock Options.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification.  Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A)                               the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B)                               the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c)                                  Stock Appreciation Right.  The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or without regard to any Option, in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i)                                     Right to Payment.  A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee.  The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(ii)                                  Other Terms.  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.  Other than pursuant to Section 10(c)(i) and (ii), without prior approval of the Company’s stockholders the Committee shall not be permitted to: (A) lower the exercise price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Nasdaq, including through a cancellation and re-grants or cancellation of Stock Appreciation Rights in exchange for cash.

(d)                                 Restricted Stock Awards.  The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i)                                     Grant and Restrictions.  Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restricted Period.  The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter.  Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).  During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)                                  Forfeiture.  Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)                               Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)                              Dividends and Splits.  As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan.  Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e)                                  Restricted Stock Unit Award.  The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i)                                     Award and Restrictions.  Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant).  In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.  A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Unit, or a combination thereof, as determined by the Committee at the date of grant or thereafter.  Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.

(ii)                                  Forfeiture.  Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii)                               Dividend Equivalents.  Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.  The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant.  If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Restricted

Stock Unit Award, but in no event later than 12 months before the first date on which any portion of such Restricted Stock Unit Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code).  If Dividend Equivalent rights are granted in connection with a Restricted Stock Unit Award that is subject to performance based vesting pursuant to Section 6(g), such Dividend Equivalent shall only be paid based on the actual number of Shares earned as determined at the end of the applicable Performance Period.

(f)                                   Bonus Stock, Non-Employee Director Awards and Awards in Lieu of Obligations.  The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements; provided, however, that in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act.  Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.  The Committee may determine, in its sole discretion, to provide for the grant of unrestricted Shares to Non-Employee Directors in recognition of their services to the Board in addition to any other compensation paid to Non-Employee Directors as approved by the Committee.

(g)                                  Performance Awards.  The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, Restricted Stock Awards or Restricted Stock Unit Awards on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award, provided, however, that a Performance Period shall be no shorter than 12 months.  Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period.  The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose.  The amount of the Award to be distributed shall be conclusively determined by the Committee.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

(h)                                 Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan.  Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan.  The Committee shall determine the terms and conditions of such Awards.  Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7.                                      Certain Provisions Applicable to Awards.

(a)                                 Stand-Alone, Additional and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in combination with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity.  Such additional and substitute or exchange Awards may be granted at any time, subject to the terms and conditions of this Plan.  If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to comply with Section 409A of the Code.

(b)                                 Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c)                                  Form and Timing of Payment Under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant.  Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Nasdaq, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code.  Subject to Section 7(e), the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon the occurrence of one or more specified events (in addition to a Change in Control).  Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price.  Installment or deferred payments may be required by the Committee (subject to Section 7(e), including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee, all in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code.  The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d)                                 Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant).  Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)                                  Code Section 409A.

(i)                                     The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii)                                  If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A)                               Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service,” (v) the date the Participant becomes “disabled,” (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(B)                               The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable U.S. Treasury regulations or other applicable guidance issued by the U.S. Internal Revenue Service;

(C)                               Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D)                               In the case of any Participant who is “specified employee,” a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii)                               Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

8.                                      Code Section 162(m) Provisions.

(a)                                 Covered Employees.  Unless otherwise specified by the Committee, the provisions of this Section 8 shall be applicable to any Performance Award granted to an Eligible Person pursuant to Section 6(g) who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee.

(b)                                 Performance Criteria.  If a Performance Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals.  Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  One or more of the following business criteria for the Company, on a consolidated basis, or for Related Entities, or for business or geographical units of the Company or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction or refinancing; (14) market share;

(15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) management of product distribution by type or customer; or (19) the Fair Market Value of a Share.  Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, a group of companies that are comparable to the Company.  In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of any (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) change in accounting standards required by generally accepted accounting principles; or (iv) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

(c)                                  Performance Period; Timing For Establishing Performance Goals.  Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period no shorter than 12 months, as specified by the Committee.  Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)                                 Adjustments.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8.  The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e)                                  Committee Certification.  No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

9.                                      Change in Control.

(a)                                 Effect of Change in Control.  If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the consummation of a Change in Control:

(i)                                     Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a).

(ii)                                  Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a).

(iii)                               With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, determine that all or a portion of the applicable performance goals have been met based upon actual achievement of such goals as of the date of the consummation of the Change in Control.

(iv)                              Notwithstanding the foregoing or any provision in any Award Agreement to the contrary, and unless the Committee otherwise determines in a specific instance, or as is provided in any employment or other agreement between the Participant and the Company or any Related Entity, each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii), if either (A) the Company is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award continues to be outstanding after the Change in Control on the substantially same terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company assumes or substitutes for the applicable Award, as determined in accordance with Section 10(c)(ii).  For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)                                 Definition of Change in Control.  Unless otherwise specified in any employment agreement between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i)                                     The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control:  (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii)                                  During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)                               Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (A) being hereinafter referred to as a “Business Reorganization”), or (B) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Corporation or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Reorganization or Asset Sale.

10.                               General Provisions.

(a)                                 Compliance With Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Nasdaq, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)                                 Limits on Transferability; Beneficiaries.  No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon).  A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)                                  Adjustments.

(i)                                     Adjustments to Awards.  In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award or make-whole provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii)                                  Adjustments in Case of Certain Transactions.  In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction).  For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.  The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction).  A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii)                               Other Adjustments.  The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made (A) if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (B) if stockholder approval is required for such adjustment under the terms and conditions of the Plan.

(d)                                 Taxes.  The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e)                                  Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of the Nasdaq, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto.

(f)                                   Limitation on Rights Conferred Under Plan.  Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award.  None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award.  Neither the Company, nor any Related Entity, nor any of the their respective officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g)                                  Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.  The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h)                                 Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i)                                     Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)                                    Governing Law.  Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k)                                 Non-U.S. Laws.  The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l)                                     Plan Effective Date and Stockholder Approval; Termination of Plan.  The Plan shall become effective on the Stockholder Approval Date.  Awards may be granted subject to stockholder approval as permitted under applicable rules of the Nasdaq, but may not be exercised or otherwise settled in the event stockholder approval is not obtained.  The Plan shall terminate at the earliest of (i) such time as no Shares remain available for issuance under the Plan, (ii) termination of this Plan by the Board, or (iii) the tenth anniversary of the Effective Date.  Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

*  *  *

X Please mark your votes like this PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Signature Signature Date , 2014. NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on August 12, 2014. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet – QUICK EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail 1. ELECTION OF DIRECTORS. To elect three director nominees, each to serve for a one-year term expiring at the 2015 annual meeting of stockholders, and until their respective successors are duly elected and qualified: THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. 3. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR 2013. FOR AGAINST ABSTAIN In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. 2. APPROVAL AND ADOPTION OF AMENDMENTS TO 2012 INCENTIVE COMPENSATION PLAN. To approve and adopt amendments to our 2012 Incentive Compensation Plan, including the amendment to increase the number of shares available for issuance thereunder from 500,000 shares to 1,100,000 shares. FOR AGAINST ABSTAIN 4. RATIFICATION OF AUDITORS. To ratify the selection of McGladrey LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending December 31, 2014. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instruction below) 01. Derial H. Sanders 02. Robert Stebenne 03. Stephen J. Zelkowicz INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED SUMMER INFANT, INC. Proxy for 2014 Annual Meeting of Stockholders August 13, 2014 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Carol Bramson and Paul Francese, and each of them severally, as proxies of the undersigned, each with full power to appoint his or her substitute, to act for and to vote all shares of Summer Infant, Inc. common stock owned by the undersigned, upon the matters set forth in the Notice of Meeting and related Proxy Statement at the Annual Meeting of Stockholders of Summer Infant, Inc., to be held at 8:00 a.m., local time, on Wednesday, August 13, 2014, at The Crowne Plaza, located at 801 Greenwich Avenue, Warwick, Rhode Island 02886, and at any adjournments or postponements of the meeting. The proxies, and any of them, are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting, or any adjournments or postponements of the meeting. YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, “FOR” ITEMS 2, 3 AND 4 UNLESS OTHERWISE INDICATED. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. (Continued, and to be marked, dated and signed, on the reverse side) PROXY